AGREEMENT AND PLAN OF MERGER


                                  by and among

                               TEREX CORPORATION,

                             MAGIC ACQUISITION CORP.

                                       and

                              GENIE HOLDINGS, INC.,

                                       and

                                   THE SELLERS


                            Dated as of July 19, 2002



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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I             DEFINITIONS..............................................1
         1.1      Definitions..................................................1

ARTICLE II            THE MERGER; CONVERSION OF SHARES........................11
         2.1      The Merger..................................................11
         2.2      Effective Time..............................................12
         2.3      Organizational Documents; Directors and Officers............12
         2.4      Conversion of Capital Stock.................................12
         2.5      Sellers' Deliveries at the Closing..........................13
         2.6      Buyer's Deliveries at the Closing...........................13
         2.7      The Closing.................................................13
         2.8      Tax Opinion Adjustment......................................14
         2.9      Dissenting Shares...........................................14

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLERS...............14
         3.1      Ownership of the Shares.....................................14
         3.2      Authorization...............................................14
         3.3      Non-Contravention...........................................15
         3.4      Acquisition of Buyer Common Stock for Investment; Ability to
                    Evaluate and Bear Risk....................................15
         3.5      Information Supplied; Disclosure............................16

ARTICLE IV            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANY AND THE SELLERS..............................16
         4.1      Corporate Existence and Power...............................16
         4.2      Authorization...............................................17
         4.3      Governmental Authorization..................................17
         4.4      Non-Contravention...........................................17
         4.5      Capitalization..............................................18
         4.6      Subsidiaries................................................18
         4.7      Financial Statements........................................18
         4.8      Absence of Certain Changes..................................19
         4.9      Material Contracts..........................................20
         4.10     Undisclosed Liabilities.....................................21
         4.11     Litigation..................................................21
         4.12     No Default; Compliance with Laws............................22
         4.13     Taxes.......................................................22
         4.14     Affiliate Transactions......................................23
         4.15     Employees...................................................24
         4.16     Employee Benefits...........................................24
         4.17     Property....................................................25
         4.18     Environmental Matters.......................................26
         4.19     Brokers.....................................................28
         4.20     Reorganization..............................................28
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         4.21     [INTENTIONALLY OMITTED].....................................28
         4.22     Products Liability..........................................28
         4.23     Insurance...................................................29
         4.24     Intellectual Property.......................................29
         4.25     Takeover Statutes...........................................29
         4.26     Accounts Receivable; Inventory..............................30

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF BUYER.................30
         5.1      Corporate Existence and Power...............................30
         5.2      Authorization...............................................30
         5.3      Governmental Authorization..................................31
         5.4      Non-Contravention...........................................31
         5.5      Capital Structure...........................................32
         5.6      SEC Documents; Buyer Financial Statements...................32
         5.7      No Material Adverse Effect..................................32
         5.8      Availability of Funds.......................................33
         5.9      Brokers.....................................................33
         5.10     Information Supplied........................................33
         5.11     Reorganization..............................................33
         5.12     Buyer Acknowledgement.......................................33

ARTICLE VI            COVENANTS OF THE SELLERS AND THE COMPANY................33
         6.1      Conduct of the Company......................................33
         6.2      Certain Actions.............................................35
         6.3      Access to Information.......................................35
         6.4      Notices of Certain Events...................................36
         6.5      No Solicitation.............................................36
         6.6      Pre-Closing Transfer........................................37
         6.7      Award Program of the Company................................37
         6.8      Share Holdback..............................................37
         6.9      Closing Debt................................................37
         6.10     Non-Competition.............................................37
         6.11     Lease Agreements............................................38
         6.12     Financial Information.......................................38
         6.13     Quarterly Financial Statements..............................38
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ARTICLE VII           COVENANTS OF BUYER......................................38
         7.1      Certain Actions.............................................38
         7.2      Obligations Regarding Acquisition Subsidiary................38
         7.3      Access To Records...........................................38
         7.4      Preparation of the Form S-3.................................39
         7.5      Employee Arrangements.......................................39
         7.6      Contingent Payment..........................................40
         7.7      Acces Industrie Receivable Contingent Payment...............42
         7.8      Officers' and Directors' Indemnification....................43
         7.9      Tax Matters.................................................43
         7.10     Recapitalization............................................43

ARTICLE VIII          COVENANTS OF BUYER AND THE SELLERS......................44
         8.1      Reasonable Best Efforts.....................................44
         8.2      Certain Filings.............................................44
         8.3      Public Announcements........................................44
         8.4      Lock-up; Registration Rights Agreement......................44
         8.5      Confidentiality.............................................45
         8.6      Tax Representation Letter...................................45

ARTICLE IX            CONDITIONS TO CLOSING...................................46
         9.1      Conditions to Party's Obligation to Effect the Merger.......46
         9.2      Further Conditions to Obligation of the Sellers
                    and the Company...........................................46
         9.3      Further Conditions to Obligation of Buyer
                    and Acquisition Subsidiary................................47

ARTICLE X             TERMINATION.............................................48
         10.1     Termination.................................................48
         10.2     Effect of Termination.......................................50

ARTICLE XI            SURVIVAL; INDEMNIFICATION...............................50
         11.1     Survival....................................................50
         11.2     Indemnification.............................................50
         11.3     Indemnification Procedures..................................52
         11.4     Claims Resolution Procedure.................................55
         11.5     Satisfaction of Indemnity Claims............................56
         11.6     Adjustment to Merger Consideration..........................57

ARTICLE XII           MISCELLANEOUS...........................................57
         12.1     Survival....................................................57
         12.2     Notices.....................................................57
         12.3     The Sellers' Representative.................................58
         12.4     No Waivers; Amendments......................................59
         12.5     Fees and Expenses...........................................59
         12.6     Successors and Assigns......................................59
         12.7     Governing Law...............................................59
         12.8     WAIVER OF JURY TRIAL........................................60
         12.9     Counterparts; Effectiveness.................................60
         12.10    Interpretation..............................................60
         12.11    Severability................................................60
         12.12    Headings....................................................60
         12.13    Entire Agreement............................................60
         12.14    Specific Performance........................................60
         12.15    No Third-Party Beneficiaries................................61

EXHIBITS

Exhibit A       Form of Registration Rights Agreement
Exhibit B       Form of Sellers' Representative Agreement
Exhibit C       Form of Buyer Representation Letter
Exhibit D       Form of Company Representation Letter
Exhibit E       Form of Sellers' Representation Letter
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Exhibit F       Form of Stock Purchase Agreement
Exhibit G       Form of Escrow Agreement
Exhibit H-1     Form of Non-Competition and Confidentiality Agreement
Exhibit H-2     Form of Amendment to Change-in-Control Agreements
                    for certain Sellers
Exhibit H-3     Form of Amendment to Change-in-Control Agreements for employees
Exhibit I       Form of Lease Amendments
Exhibit J       Prohibited Actions
Exhibit K       Environmental Matters
Exhibit L       PricewaterhouseCoopers Memorandum
Exhibit M       Provisions of Perkins Coie LLP Opinion










                                      -iv-
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2002 (this "Agreement"), by and among Terex Corporation, a Delaware corporation ("Buyer"), Magic Acquisition Corp., a newly formed Washington corporation and a wholly owned subsidiary of Buyer ("Acquisition Subsidiary"), Genie Holdings, Inc., a Washington corporation (the "Company"), and Robert Wilkerson, S. Ward Bushnell and F. Roger Brown and the limited partnerships set forth in Section 1.1(a) of the Sellers Disclosure Schedule (each individually, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H:

                  WHEREAS, each of the Sellers owns the number of shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, set forth opposite such Seller's name in Section 3.1 of the Sellers' Disclosure Schedule (collectively, the "Seller Shares"), representing all of the issued and outstanding shares of capital stock of the Company;

                  WHEREAS, prior to the consummation of the Merger, the Company intends to effectuate the Recapitalization;

                  WHEREAS, in connection with the Recapitalization, certain of the Sellers intend to deposit the Seller Shares constituting Class B Common Stock to the Trust;

                  WHEREAS, the respective Boards of Directors of each of Buyer, Acquisition Subsidiary and the Company have approved and adopted this Agreement and deemed this Agreement to be advisable and in the best interests of their respective stockholders and have each approved the transactions contemplated hereby, including the merger of Acquisition Subsidiary with and into the Company, in accordance with the terms of this Agreement and the Washington Business Corporations Act (the "WBCA"); and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be and hereby is adopted as a plan of reorganization within the meaning of Sections 354 and 361 of the Code and
Section 1.368-2(g) of the Treasury Regulations.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1   Definitions.  The following terms shall have the meanings set forth below:

                  "AAA" shall have the meaning set forth in Section 11.4(a).

                  "Acces Foreclosure Proceeds" shall mean any amounts received by Buyer as a result of the repossession and subsequent resale of any equipment or other property which secures the Acces Industrie Receivable, minus the costs and expenses of such repossession, handling, holding and resale of such equipment or property.

                  "Acces Industrie Receivable" shall mean all amounts payable to the Company or any of its Subsidiaries by (i) Acces Industrie, (ii) Acces
Industrie Expana or (iii) Acces Industrie Espana, S.A. (A.S.), as of the Closing Date.

                  "Acces Receivable Past Due Amount" shall have the meaning set forth in Section 7.7(a).

                  "Acces Receivable Past Due Date" shall mean the date on which the Acces Industrie Receivable is more than 90 days past due.

                  "Acces Receivable Contingent Payment" shall have the meaning set forth in Section 7.7(b).

                  "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated hereby) involving the Company or its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (iii) any acquisition of 20% or more of the outstanding shares of capital stock of the Company or any of its Subsidiaries; or (iv) any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Buyer of the Merger.

                  "Acquisition Subsidiary" shall have the meaning set forth in the Preamble.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with any such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Affected Employee" shall have the meaning set forth in
Section 7.5.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Articles of Merger" shall have the meaning set forth in
Section 2.2.

                  "Average Qualifying Date Buyer Common Stock Price" means the average of the closing prices of Buyer Common Stock on the NYSE, as reported by The Wall Street Journal (national edition) (or if not reported thereby, as reported by any other authoritative source) for ten consecutive Trading Days.

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                  "Balance Sheet" means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2000 and 2001.

                  "Balance Sheet Date" means December 31, 2001.

                  "Books and Records" means all minute books, stock record books, financial books and records, accounting records, internal records and audit records and other similar books and records.

                  "Business" means the business and operations of the Company and its Subsidiaries as of the Closing.

                  "Business Day" means any day that the NYSE is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

                  "Buyer" shall have the meaning set forth in the Preamble.

                  "Buyer's Applicable Percentage" shall mean a percentage equal to one hundred percent minus the Sellers' Applicable Percentage.

                  "Buyer Balance Sheet" shall have the meaning set forth in
Section 5.6.

                  "Buyer Balance Sheet Date" means December 31, 2001.

                  "Buyer Common Stock" means the voting common stock, par value $0.01 per share, of Buyer.

                  "Buyer Common Stock Guaranteed Value" means 1.15 times the Buyer Price.

                  "Buyer Disclosure Schedule" means the disclosure schedule in connection with this Agreement which Buyer shall have delivered to the Sellers and the Company as of the date hereof.

                  "Buyer Financial Statements" shall have the meaning set forth in Section 5.6.

                  "Buyer Indemnitee" shall have the meaning set forth in Section 11.2.

                  "Buyer Subsidiaries" shall have the meaning set forth in
Section 5.1.

                  "Buyer Price" means the average of the closing prices on the NYSE as reported in The Wall Street Journal (national edition) (or if not reported thereby, any other authoritative source) of the Buyer Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately prior to the Closing Date; provided, that in the event the Buyer Price is greater than the Highest Buyer Price, the Buyer Price shall be deemed to be the Highest Buyer Price and in the event the Buyer Price is less than the Lowest Buyer Price, the Buyer Price shall be deemed to be the Lowest Buyer Price.

                  "Capital Securities" shall have the meaning set forth in
Section 4.6(a).

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                  "Cash Consideration" means the amount of $10.1 million,
subject to adjustment pursuant to Section 2.8.

                  "Cash Consideration Per Sellers' Share" means an amount deliverable in respect of each of the Seller Shares (other than Trust Shares) equal to the quotient of (i) the Cash Consideration divided by (ii) the total number of such Seller Shares outstanding immediately prior to the Closing.

                  "CERCLA" shall have the meaning set forth in Section
4.18(a)(v).

                  "Claim Notice" shall have the meaning set forth in the Escrow Agreement.

                  "Claims Resolution Date" shall have the meaning set forth in
Section 11.4.

                  "Closing" shall have the meaning set forth in Section 2.1.

                  "Closing Date" shall have the meaning set forth in Section
2.7.

                  "Closing Debt" shall mean the consolidated short-term and long-term bank debt and borrowed money (which shall not include reclassified debt in connection with the Restated Financial Statements) of the Company and its Subsidiaries less the cash of the Company and its Subsidiaries, as of the end of the last business day of the last full week immediately preceding the Closing Date.

                  "Code" shall have the meaning set forth in the Recitals.

                  "Common Stock" shall have the meaning set forth in the recital.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Articles" means the articles of incorporation of the Company, as in effect on the date hereof.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 6.3.

                  "Contingent Payment" shall have the meaning set forth in
Section 7.6(a).

                  "Contract" shall mean any written agreement, contract, lease, note, loan, evidence of indebtedness, letter of credit, franchise agreement, employment agreement, license, instrument, obligation, commitment, which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto and shall exclude any purchase and sales orders and quotation and other executory commitments.

                  "Damages" means any and all claims, liability, demands, losses, costs and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts); provided that Damages shall be less (i) any amounts actually recovered by the indemnified party under insurance policies with respect to such Damages and (ii) the amount of any Tax benefits to the indemnified party as a result of the Damages incurred.

                  "Disclosure Schedules" means Buyer Disclosure Schedule and the Sellers' Disclosure Schedule.

                  "Disputes" shall have the meaning set forth in Section 11.4.

                  "Effective Time" shall have the meaning set forth in Section 2.2.

                  "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq or the Nasdaq Small Cap Market.

                  "Eligible Shares" means the number of Restricted Shares for such Qualifying Date less the number of shares of Buyer Common Stock that are the subject of a Reduction Event pursuant to Section 7.6(d).

                  "Environmental Laws" shall have the meaning set forth in
Section 4.18.

                  "Environmental Permit" shall have the meaning set forth in
                  Section 4.18. "ERISA" shall have the meaning set forth in
                  Section 4.16(a).

                  "ERISA Affiliate" shall have the meaning set forth in Section 4.16(a).

                  "Escrow Account" shall have the meaning set forth in Section 6.8.

                  "Escrow Agreement" shall have the meaning set forth in Section 6.8.

                  "Escrow Shares" shall have the meaning set forth in Section
6.8.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" shall have the meaning set forth in
Section 4.7.

                  "Finally Resolved" shall have the meaning set forth in the Escrow Agreement.

                  "First Quarter Financial Statements" shall have the meaning set forth in Section 4.7(b).

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other governmental authority or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

                  "Hazardous Material" shall have the meaning set forth in
Section 4.18.

                  "Highest Buyer Price" shall mean an amount per share that is equal to a 15% premium to the 10 day average closing price of Buyer Common Stock immediately prior to execution of this Agreement.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intellectual Property Rights" shall have the meaning set forth in Section 4.24.

                  "IRS" means the Internal Revenue Service of the United States.

                  "Judgment" means any decree, order, judgment, injunction, writ or rule of any Governmental Entity or arbitration tribunal.

                  "Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation or Judgment.

                  "Lease Agreements" shall mean collectively, (A) that certain Lease Agreement, which is undated and which was executed and/or acknowledged on May 30, 2000, between Access Investments, as landlord, and Genie Industries, Inc., as tenant, covering real property known as Genie Building #1 and located at 18460 NE 76th Street, Redmond, Washington (the "Genie Building #1 Lease"),
(B) that certain Lease Agreement, which is undated and which was executed and/or acknowledged on May 30, 2000, between B. W. Investments, as landlord, and Genie Industries, Inc., as tenant, covering real property known as Genie Building #3 and located at 18340 NE 76th Street, Redmond, Washington (the "Genie Building #3 Lease"), and (C) that certain Land Lease Agreement, which is undated and which was executed and/or acknowledged on May 30, 2000, between Access Investments, as landlord, and Genie Industries, Inc., as tenant, covering land located at the Northeast corner of NE 76th Street and 185th NE, Redmond, Washington (the "Land Lease").

                  "Leased Real Property" shall have the meaning set forth in
Section 4.17(c).

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or other encumbrance of any kind not yet due and payable in respect of title or such property or asset.

                  "Litigation" means any action, suit, arbitration, investigation or proceeding, including any Judgment.

                  "Lock-up Provisions" means the lock-up provisions set forth in
Section 8.4 and in the Registration Rights Agreement.

                  "Lowest Buyer Price" shall mean an amount per share that is equal to a 15% discount to the 10 day average closing price of Buyer Common Stock immediately prior to execution of this Agreement.

                  "Material Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to (i) be materially adverse to the business, financial condition, results of operations, assets or liabilities of a Person and its Subsidiaries, taken as a whole, or (ii) materially adversely affect the ability of a Person to perform its obligations under this Agreement or timely consummate the transactions contemplated by this Agreement, other than (A) any such change, effect, circumstance or event that exist on the date hereof and have been reflected in this Agreement or the Disclosure Schedules or (B) any such change, effect, circumstance or event resulting from any changes or events that are generally applicable to the industries in which the Company or Buyer operate or to the United States economy or financial markets generally.

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                  "Material Contract" shall have the meaning set forth in
Section 4.9(a).

                  "Maximum Contingent Payment" or "MCP" means a maximum of $4,867,500 for the first Qualifying Date and a maximum of $2,433,750 for each of the second and third Qualifying Date, subject to adjustment as set forth in
Section 7.6(d).

                  "Merger" shall have the meaning set forth in Section 2.1.

                  "Merger Consideration Per Sellers' Share" means the sum of (i) the Cash Consideration Per Sellers' Share plus (ii) the Stock Consideration Per Sellers' Share.

                  "Merger Consideration Per Trust Share" means the number of fully paid and nonassessable shares of Buyer Common Stock (rounded down to the nearest whole share) deliverable in respect of each of the Trust Shares equal to the quotient of (i) the Per Share Value divided by (ii) the Buyer Price.

                  "More Likely Than Not Opinion" means an opinion of Tax Counsel that, with respect to a proposed action to be taken after the Closing Date, on the basis of factual representations and reasonable assumptions, it is more likely than not that such action would not cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                  "Nasdaq" means the Nasdaq National Market.

                  "Notice" shall have the meaning set forth in Section 12.2 hereof.

                  "NYSE" means The New York Stock Exchange, Inc.

                  "Offset Price" shall have the meaning set forth in Section 6.8(a).

                  "Owned Real Property" shall have the meaning set forth in
Section 4.17(b).

                  "Patent Rights" shall have the meaning set forth in Section 4.24.

                  "Permitted Liens" means (i) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings; (ii) carriers', warehouseman's, mechanic's, material man's, repairman's, or other similar Liens arising in the ordinary course of business;
(iii) easements, right-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business; and (iv) other nonmaterial title defect or Liens.

                  "Per Share Value" means an amount equal to the quotient of (i) $74,250,000 divided by (ii) the total number of outstanding Shares immediately prior to the Closing.

                  "Person" means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

                  "Plans" shall have the meaning set forth in Section 4.16(a).

                  "Post-Closing Calendar Half" shall have the meaning set forth in Section 7.7.

                  "Prohibited Action" shall mean any action the taking of which would be in violation of the terms and conditions set forth on Exhibit I.

                  "Pro Rata Portion" means, for each Seller, a fraction, the numerator of which is the number of Seller Shares held by such Seller immediately prior to the Closing, and the denominator of which is the aggregate number of Seller Shares held by all of the Sellers immediately prior to the Closing.

                  "Qualifying Date" means each of (i) the twelve month anniversary, (ii) the eighteen month anniversary and (iii) the twenty-four month anniversary of the Closing Date.

                  "Qualifying Date Multiple" or "QDM" means the quotient of the Average Buyer Common Stock Price for the ten day period ending on the applicable Qualifying Date divided by the Buyer Price.

                  "Real Property Leases" shall have the meaning set forth in
Section 4.17(c).

                  "Rebate" shall have the meaning set forth in Section 11.2(f)(ii).

                  "Recapitalization" shall have the meaning set forth in Section 7.10.

                  "Receivables Certificate" shall have the meaning set forth in
Section 7.7.

                  "Reduction Event" shall have the meaning set forth in Section 7.6(d).

                  "Registration Rights Agreement" shall have the meaning set forth in Section 8.4.

                  "Registration Statement" shall have the meaning set forth in
Section 3.5.

                  "Release Notice" means any notice delivered by Buyer to the Sellers' Representative, which notice releases any or all of the Buyer Common Stock received by the Sellers pursuant to this Agreement from the Lock-up Provisions.

                  "Release Period" means the period beginning on the date following the delivery of the applicable Release Notice as long as such shares are freely transferable by the Sellers without restriction or limitation under Rule 144 of the Securities Act or under an effective Registration Statement and, in either case, if requested, Buyer shall promptly deliver an opinion necessary for the sale of shares of Buyer Common Stock and for the removal of any restrictive legends thereon and ending on the earlier of the applicable Qualifying Date or the date upon which such shares of Buyer Common Stock cease to be freely transferable by the Sellers.

                  "Restated First Quarter Financial Statements" means the restatement of the First Quarter Financial Statements.

                  "Restated Financial Statements" means the restatements of the Financial Statements for the years ended December 31, 2000 and December 31, 2001, as prepared and approved by PricewaterhouseCoopers on July 10, 2002.

                  "Restricted Shares" means 50% of the Stock Consideration on the first Qualifying Date plus an additional 25% of the Stock Consideration on each of the second and third Qualifying Date.

                  "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for, redeem or acquire, or any options, warrants, calls, puts or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

                  "Rules" shall have the meaning set forth in Section 11.4(a).

                  "Rule 144" means Rule 144 under the Securities Act or any successor rule.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Documents" shall have the meaning set forth in Section
5.6.

                  "Second Quarter Financial Statements" shall mean the unaudited consolidated balance sheet of the Company as of June 30, 2002 and the related unaudited consolidated statements of income and cash flows of the Company for the three month period then ended.

                  "Secretary of State" shall have the meaning set forth in
Section 2.2.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller" or "Sellers" shall have the meaning set forth in the Preamble.

                  "Sellers' Applicable Percentage" shall mean a percentage equal to $15,000,000 divided by the face amount of the Acces Industrie Receivable on the Closing Date.

                  "Sellers' Disclosure Schedule" means the disclosure schedule in connection with this Agreement which the Sellers, individually and on behalf of the Company, shall have delivered to Buyer as of the date hereof.

                  "Sellers' Representative" shall have the meaning set forth in
Section 12.3.

                  "Seller Shares" shall have the meaning set forth in the recitals.

                  "Shares" shall mean the Seller Shares and the Trust Shares, collectively.

                  "Short Sale" shall have the meaning set forth in Section
7.6(g).

                  "Should Opinion" means an opinion of Tax Counsel that, with respect to a proposed action to be taken after the Closing Date, on the basis of factual representations and reasonable assumptions, such action should not cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                  "Stock Consideration" means the number of fully paid and nonasseassable shares of Buyer Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) $64.9 million divided by (ii) the Buyer Price.

                  "Stock Consideration Per Sellers' Share" means the number of fully paid and nonassessable shares of Buyer Common Stock (rounded down to the nearest whole share) deliverable in respect of each of the Seller Shares (excluding the Trust Shares) equal to the quotient of (i) the Stock Value Per Seller Share divided by (ii) the Buyer Price.

                  "Stock Value Per Sellers' Share" means an amount equal to the quotient of (A) the difference of (i) the Stock Consideration multiplied by the Buyer Price less (ii) the product of the Trust Consideration multiplied by the Buyer Price divided by (B) the total number of Seller Shares (excluding the Trust Shares) outstanding immediately prior to the Closing which is expressed as: ((Stock Consideration x Buyer Price) - (Trust Consideration x Buyer Price))/Seller Shares.

                  "Straddle Period" means any period with respect to Taxes that begins prior to the Closing Date and ends after the Closing Date.

                  "Subsequent Collection Amount" shall have the meaning set forth in Section 11.2(f)(ii).

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time, directly or indirectly, owned by such Person.

                  "Surviving Entity" shall have the meaning set forth in Section 2.1.

                  "Target Debt" shall mean $205 million.

                  "Tax Counsel" means Bryan Cave LLP or any other nationally recognized tax counsel selected by Buyer.

                  "Tax Opinion" means a More Likely Than Not Opinion or a Should Opinion.

                  "Taxes" means (i) all taxes of any kind, and all charges, customs, fees, levies, duties, imposts, required deposits or other assessments, including all net income, capital gains, gross income, gross receipts, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, business consumption and other taxes, (ii) all interest, penalties or additions to tax with respect thereto, and (iii) any transferee liability in respect of any items described in clause (i) and/or (ii) above (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign tax law) imposed upon any Person by a taxing authority or other Governmental Entity under applicable Law.

                  "Tax Return" means any return, declaration, estimate, report, form or similar statement required to be filed with respect to any Tax, including any information return, amended return, claim for refund, schedule or declaration of estimated Tax.

                  "Terex FMV" shall mean the average of the closing prices on the NYSE as reported in The Wall Street Journal (national edition) (or if not reported thereby, any other authoritative source) of the Buyer Common Stock for the ten consecutive Trading Days ending on the Trading Day immediately prior to the day a Claim is Finally Resolved.

                  "Title IV Plan" shall have the meaning set forth in Section 4.16(c).

                  "Trading Day" means a day on which the shares of Common Stock are traded on an Eligible Market.

                  "Trading Restriction Period" shall have the meaning set forth in Section 7.6(g).

                  "Trust" shall have the meaning set forth in Section 6.7.

                  "Trust Consideration" means the product of (i) the Merger Consideration Per Trust Share multiplied by (ii) the total number of Trust Shares outstanding immediately prior to the Closing.

                  "Trust Shares" shall mean the number of Seller Shares contributed by certain of the Sellers to the Trust following the Recapitalization.

                  "WBCA" shall have the meaning set forth in the Recitals.

                                   ARTICLE II

                        THE MERGER; CONVERSION OF SHARES

     2.1 The Merger. Upon the terms and subject to conditions of this Agreement, at the closing of the transactions contemplated herein (the "Closing"), and in accordance with the WBCA, at the Effective Time, the Acquisition Subsidiary shall be merged (the "Merger") with and into the Company and the separate corporate existence of the Acquisition Subsidiary shall thereafter cease. After the Merger, the Company shall continue as the surviving entity (sometimes referred to as the "Surviving Entity"). The Merger shall have the effect as provided in the applicable provisions of the WBCA. Without limiting the generality of the foregoing, upon the consummation of the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Acquisition Subsidiary shall vest in the Surviving Entity and all obligations, duties, debts and liabilities of the Company and Acquisition Subsidiary shall be the obligations, duties, debts and liabilities of the Surviving Entity.

     2.2 Effective Time. On the Closing Date, Acquisition Subsidiary and the Company will cause an appropriate Articles of Merger (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Washington (the "Secretary of State") in such form and executed as provided in the WBCA. The Merger shall become effective on the date and at the time when the Articles of Merger has been duly filed with the Secretary of State or, subject to the WBCA, such time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

     2.3 Organizational Documents; Directors and Officers. (a) Pursuant to the Merger, the Articles of Incorporation of the Company and the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the organizational documents of the Surviving Entity until thereafter amended as provided by Law.

     (b) The individuals set forth in Section 2.3(b) of the Sellers' Disclosure Schedule shall, from and after the Effective Time, be the members of the Board of Directors of the Surviving Entity and the officers of the Surviving Entity until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation of the Surviving Entity.

     2.4 Conversion of Capital Stock. Upon the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares:

     (a) Subject to Section 2.6, each of the issued and outstanding Seller Shares shall be converted into the right to receive the Merger Consideration Per Sellers' Share and any additional amounts pursuant to Sections 7.6 and 7.7, upon surrender of the certificates formerly representing the Seller Shares in the manner provided in Section 2.5. Subject to Section 2.6, each of the issued and outstanding Trust Shares shall be converted into the right to receive the Merger Consideration Per Trust Share, upon surrender of the certificates formerly representing the Trust Shares in the manner provided in Section 2.5. All Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration Per Sellers' Share or the Merger Consideration Per Trust Share, as the case may be, to which they are entitled hereunder.

     (b) As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Entity of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Entity, they shall be cancelled and exchanged for the Merger Consideration Per Sellers' Share or the Merger Consideration Per Trust Share, as the case may be, as provided in this Article II and in accordance with the WBCA.

     2.5 Sellers' Deliveries at the Closing. Subject to and upon the terms and conditions of this Agreement, at the Closing, the Sellers will deliver, or cause to be delivered, to Buyer: (a) one or more stock certificates that, in the aggregate, represent all of the Shares, in each case duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with any required stock transfer stamps attached, (b) the officer's certificate provided for in Section 9.2(c); (c) an executed copy of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A; (d) an executed copy of the Escrow Agreement substantially in the form attached as Exhibit G, (e) an executed copy of a non-competition and confidentiality agreement between Robert Wilkerson and the Company substantially in the form attached hereto as Exhibit H-1, (f) executed copies of amendments to the change in control agreements between S. Ward Bushnell and Genie Holdings, Inc. and F. Roger Brown and Genie Holdings, Inc., each amendment agreement to be substantially in the form attached hereto as Exhibit H-2, (g) executed copies of amendments to the change in control agreements for at least five of the seven employees set forth in Section 2.5 of the Sellers Disclosure Schedule, each substantially in the form attached hereto as Exhibit H-3, (h) executed copies of amendments to the Lease Agreements in substantially the form attached hereto as
Exhibit I, (i) an executed copy of the Company Representation Letter substantially in the form attached as Exhibit D, (j) an executed copy of the Sellers' Representative Agreement substantially in the form attached as Exhibit B, (k) an executed opinion from Perkins Coie LLP addressing the opinions set forth on Exhibit M attached hereto and (k) such additional documents and certificates required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement.

     2.6 Buyer's Deliveries at the Closing. (a) Subject to and upon the terms and conditions of this Agreement, at the Closing and concurrently with the actions described in Section 2.5, Buyer shall deliver to each of the Sellers:
(i) stock certificates for Buyer Common Stock registered in the name of each Seller that represent the Stock Consideration Per Sellers' Share multiplied by the Seller Shares held by such Seller immediately prior to the Effective Time minus the number of Escrow Shares set forth opposite the name of such Seller on
Section 3.1 of the Sellers' Disclosure Schedule to be deposited in the Escrow Account pursuant to Section 6.8; (ii) the Cash Consideration Per Sellers' Share by wire transfer of immediately available cash to the accounts specified in
Section 3.1 of Sellers' Discloser Schedule; (iii) the officer's certificate provided for in Section 9.2(c); (iv) an executed copy of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A; (v) an executed copy of the Buyer Representation Letter substantially in the form attached as Exhibit C, (vi) an executed copy of the Escrow Agreement substantially in the form attached as Exhibit G and (vii) such additional documents and certificates required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement.

     (b) Subject to and upon the terms and conditions of this Agreement, at the Closing and concurrently with the actions described in Section 2.5, Buyer shall deliver to the Trust stock certificates for Buyer Common Stock registered in the name of the Trust that represent the Trust Consideration.

     2.7 The Closing.  The transactions  described in Sections 2.2, 2.4, 2.5 and
2.6 shall be deemed to occur simultaneously and unless all of the transactions described in Sections 2.2, 2.4, 2.5 and 2.6 are in fact effected at the Closing, none of such transactions shall become effective and the Closing shall not have taken place. The Closing shall take place on the date (the "Closing Date") that is the third Business Day to occur after the date on which the last of the conditions set forth in Article IX (other than conditions that by their terms are to be satisfied on the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the Closing Date.

     2.8 Tax Opinion Adjustment. If the tax opinion to be given by Skadden, Arps, Slate, Meagher & Flom LLP, cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Code, then the Buyer shall reduce the Cash Consideration to the minimum extent necessary to enable the tax opinion to be rendered by Skadden, Arps, Slate Meagher & Flom LLP and correspondingly increase the Stock Consideration and this Agreement shall be deemed to be adjusted accordingly.

     2.9 Dissenting Shares. By virtue of their approval of this Agreement and the transactions contemplated hereby, as evidenced by their execution of this Agreement, the Sellers acknowledge that they shall have no dissenters' rights of appraisal set forth in Section 20 of the WBCA.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of the Sellers, jointly and severally, represents and warrants to Buyer and Acquisition Subsidiary as follows (except that the representations set forth in Section 3.1 shall be made by each Seller individually with respect to himself or itself):

     3.1 Ownership of the Shares. Each of the Sellers (a) owns that number of Shares set forth opposite such Seller's name in Section 3.1 to the Sellers' Disclosure Schedule; provided, however, the Trust may own the Trust Shares as of the Closing and (b) upon delivery of his or its Shares to Buyer (including the Shares owned by the Trust) pursuant to this Agreement in consideration of Buyer's payments therefor and the compliance by Buyer with this Agreement, such Shares will be free and clear of all Liens. The Merger will not give rise to any Rights, preemptive rights or rights of first refusal with respect to such Shares and except as set forth in Section 3.1 of the Sellers' Disclosure Schedule, each of the Sellers does not otherwise have any Rights with respect to the capital stock of the Company or any of its Subsidiaries.

     3.2 Authorization. Each of the Sellers that is not a natural person, has the requisite power and authority, and has taken all action necessary to authorize (including taking all action as a stockholder of the Company necessary to approve and adopt the Agreement and the transactions contemplated hereby, including the Merger) the execution and delivery of, and performance of its obligations under, this Agreement, the Registration Rights Agreement and the Escrow Agreement to which such Seller is to be a party and the consummation of the transaction contemplated hereby and thereby and no other action on the part of such Seller is necessary to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby other than the filing of the Articles of Merger referred to in Section 2.2. Each of the Sellers that is a natural person has the full, absolute and entire power and legal right to execute, deliver and perform his obligations under this Agreement, the Registration Rights Agreement and the Escrow Agreement to which such Seller is to be a party. Assuming due execution and delivery by the other parties hereto, this Agreement is, and the Registration Rights Agreement and the Escrow Agreement will be at the Closing a valid and legally binding obligation of each Seller, enforceable in accordance with its terms, except as (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and
(b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     3.3 Non-Contravention. The execution, delivery and performance of this Agreement by each of the Sellers does not and will not (a) conflict with or violate its organizational documents or agreements (if any), (b) conflict with or violate any Law or Judgment applicable to such Seller, (c) result in the creation or imposition of any Lien on any of the Shares held by it or (d) require any consent or other action by any Person under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of such Seller or a loss of any benefit to which such Seller is entitled under any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which such Seller is a party or by which such Seller or such Sellers' properties are bound or affected, except, in the case of clauses (b), (c) or (d) of this Section 3.3, where the violation, conflict, breach, default, acceleration, termination, modification, creation or imposition, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     3.4 Acquisition of Buyer Common Stock for Investment; Ability to Evaluate and Bear Risk. (a) Each of the Sellers is acquiring its portion of the Stock Consideration not with a view toward, or for sale in connection with, any distribution in violation of the Securities Act. Each of the Sellers acknowledges and agrees that its portion of the Stock Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws and subject to the limitations and conditions set forth in Section 3 of the Registration Rights Agreement; provided, however, that nothing in this Agreement shall prevent the Sellers from entering into hedging contracts or derivative contracts arrangements with respect to its portion of the Stock Consideration to the extent permitted by Law.

     (b) Each of the Sellers (i) is able to bear the economic risk of holding its portion of the Stock Consideration for an indefinite period, (ii) can afford to suffer the complete loss of its investment in its portion of the Stock Consideration, and (iii) has knowledge and experience in financial and business matters such that such Seller is capable of evaluating the risks of the investment in its portion of the Stock Consideration.

     (c) Each of the Sellers acknowledges and agrees that, except for certificates representing those shares of Buyer Common Stock which are subject to an effective Registration Statement filed by Buyer or until no longer required by applicable Law, the certificates evidencing the shares of Buyer Common Stock issued in the Merger shall contain a legend substantially as follows (it being agreed that Buyer will provide replacement certificates without any such legend if not required by applicable Law in Buyer's reasonable judgment upon request by a Seller):


                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares represented by this certificate may only be sold or transferred if they are at the time registered under the Securities Act of 1933 or if the sale or transfer thereof is not required to be so registered or is made pursuant to an exemption from registration provided by said Act or the rules and regulations promulgated thereunder. The shares represented by this certificate are subject to the restrictions set forth in the Agreement and Plan of Merger, dated as of July 19, 2002, by and among Terex Corporation, Magic Acquisition Corp., Genie Holdings, Inc. and the Sellers named therein and the Registration Rights Agreement, dated as of the Closing Date, by and among the Stockholders named therein and Terex Corporation.

3.5 Information Supplied; Disclosure. None of the information supplied or to be supplied by each of the Sellers in writing specifically for inclusion or incorporation by reference in the Registration Statement on Form S-3 to be filed with the SEC by Buyer following the Closing in connection with the resale of shares of Buyer Common Stock issued under this Agreement and pursuant to the terms of the Registration Rights Agreement (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE IV

    ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

     The Company and the Sellers, jointly and severally, hereby represent and warrant to Buyer and Acquisition Subsidiary as follows:

     4.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and authority to own, lease and operate its property and assets and to conduct its business as presently conducted and to carry out its responsibilities under this Agreement. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such jurisdictions where the Company is qualified to do business as a foreign corporation are listed in Section 4.1 of the Sellers' Disclosure Schedule. The Company has heretofore delivered to Buyer complete and correct copies of the Company Articles as currently in effect.

     4.2 Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of all transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Board of Directors of the Company and the shareholders of the Company has approved this Agreement and the Merger and no other action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filing of the Articles of Merger referred to in Section 2.2. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the other parties hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     4.3 Governmental Authorization. Except as listed in Section 4.3 of the Sellers' Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger with the Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registration, declarations and filings as may be required under the HSR Act or the competition Laws or regulations of the European Union of any foreign supranational authority in any jurisdiction in which the Company or the Buyer (directly or through Subsidiaries, in each case) has assets or conducts business; and (c) such other consents, waivers, authorizations, filings, approvals and registrations as would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     4.4 Non-Contravention. Except as set forth in Section 4.4 of the Sellers' Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company does not and will not (a) violate the Company Articles or any organizational documents or agreements of any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.3, violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (c) result in the creation or imposition of any Lien on any of the property held by the Company or any of its Subsidiaries, or (d) require any consent or other action by any Person under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of the Company or a loss of any benefit to which the Company is entitled under any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or their respective properties are bound or affected, except, in the case of clauses (b), (c) or (d) of this Section 4.4, where the violation, conflict, breach, default, acceleration, termination, modification, creation or imposition, would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     4.5 Capitalization. Section 4.5 of the Sellers' Disclosure Schedule sets forth the authorized and issued capital stock of the Company and all Rights in respect thereof. All of the outstanding capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Other than in connection with the Recapitalization, the Company has no other outstanding Capital Securities or Rights in respect of such Capital Securities and there are no existing contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional Capital Securities or Rights in respect of such Capital Securities. There are no outstanding contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional Capital Securities or Rights in respect of such Capital Securities. The Company does not, and at Closing the Company will not, have any shares of Common Stock held in its treasury.

     4.6 Subsidiaries. (a) Section 4.6(a) of the Sellers' Disclosure Schedule sets forth a true, complete and correct list of (i) all of the Company's Subsidiaries, all outstanding capital stock, membership or partnership interests or other equity based or equity linked securities ("Capital Securities") of each such Subsidiary, (ii) all Rights relating to such Subsidiary, (iii) all contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional Capital Securities, and (iv) the owners of all such interests and the identity of the parties to any such agreements or arrangements. Except as disclosed in Section 4.6(a) of the Sellers' Disclosure Schedule, all of the outstanding Capital Securities or other voting securities of each Subsidiary of the Company is validly issued, fully paid and non-assessable and those Capital Securities owned by the Company are owned free and clear of any Lien with respect thereto. No Subsidiary of the Company has issued any securities in violation of any Rights and, except as set forth on
Section 4.6(a) of the Sellers' Disclosure Schedule, there are no options, warrants, calls, rights or other securities, agreements or commitments of any character obligating or committing either a Subsidiary of the Company or the Company to issue, deliver or sell shares of such Subsidiary's capital stock or debt securities, or obligating either a Subsidiary of the Company or the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) Each Subsidiary of the Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is necessary, and (iii) has full corporate power and corporate authority to own, lease and operate its property and assets and to carry on its business as presently conducted.

     (c) Except as set forth in Section 4.6(c) of the Sellers' Disclosure Schedule, the Company has no ownership interest or Rights in any Person.

     4.7 Financial Statements. (a) The audited consolidated balance sheets as of December 31, 1999, 2000 and 2001 and the related audited consolidated statements of income and cash flows for each of the years ended December 31, 1999, 2000 and 2001 of the Company (the "Financial Statements") have been delivered by the Company to Buyer. In addition, the Company has delivered the Restated Financial Statements to Buyer. The audited consolidated balance sheet as of December 31, 1999 and the related audited consolidated statements of income and cash flows for the year then ended of the Company and the Restated Financial Statements fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and subject to normal year-end adjustments), the consolidated financial position of the Company as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

     (b) The Company has delivered to the Buyer the unaudited consolidated balance sheet of the Company as of March 31, 2002 and the related unaudited consolidated statements of income and cash flows of the Company for the three month period then ended (the "First Quarter Financial Statements"), which fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and subject to normal adjustments and except as set forth on Section 4.7(b) of the Sellers' Disclosure Schedule, applied on a consistent basis during the three month period then ended (except as may be indicated in the notes thereto and subject to normal adjustments), the consolidated financial position of the Company as of the dates thereof and their consolidated results of operations and cash flows for the three month period then ended.

     4.8 Absence of Certain Changes. Except as set forth in Section 4.8 of the Sellers' Disclosure Schedule, or as contemplated by this Agreement, since the Balance Sheet Date, (x) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and (y) there has not been:

     (a) any event, occurrence or facts which, individually or in the aggregate, has had a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

     (b) any amendment or change in the certificate of incorporation, by-laws or similar organizational documents of the Company, the Sellers, or Subsidiaries of the Company;

     (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien other than Permitted Liens on any material asset other than in the ordinary course of business consistent with past practices;

     (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in Subsidiaries of the Company set forth in Section 4.8(f) of the Sellers' Disclosure Schedule made in the ordinary course of business consistent with past practices;

     (g) any change in any method of financial accounting or financial accounting practice by the Company or any of its Subsidiaries except for any such changes after the date hereof required by reason of a concurrent change in GAAP;

     (h) any issuance or sale of any debt or equity securities of the Company or its Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from the Company or its Subsidiaries, directly or indirectly, any debt or equity securities of the Company or its Subsidiaries;

     (i) any damage, destruction or loss of any property or asset, whether or not covered by insurance, for an amount in excess of $500,000;

     (j) increase in the compensation payable to or to become payable to any of the officers, directors or employees of the Company or its Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement, and any stock awards, stock option grants or stock appreciation rights made to or with any officers, employees or agents;

     (k) obligation or liability incurred by the Company or its Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation payable to officers in the ordinary course of the Company's or its Subsidiaries' business consistent with past practice;

     (l) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of the Company or its Subsidiaries other than a license or sale of any product or products of the Company or its Subsidiaries made in the ordinary course of the Company's or its Subsidiaries' business and the transactions contemplated by this Agreement;

     (m) payment or discharge by the Company or its Subsidiaries of any Lien on any asset or property of the Company or its Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected on the Financial Statements or incurred in the ordinary course of the Company's or its Subsidiaries' business after December 31, 2002, in an amount in excess of $10,000 for any single liability to a particular creditor; or

     (n) any labor dispute or Litigation material to the business or the financial condition of the Company or its Subsidiaries.

     4.9 Material Contracts. (a) Section 4.9 of the Sellers' Disclosure Schedule lists (i) all leases or subleases of real property used in the business of the Company or any of its Subsidiaries, (ii) all material leases or subleases of equipment pursuant to which the Company or any of its Subsidiaries is lessor or sublessor, as the case may be, (iii) any Contract involving an investment by the Company or any of its Subsidiaries in any partnership, limited liability company or joint venture, other than such investments made in the ordinary course of business, (iv) any Contract of the Company or any of its Subsidiaries which involves a financing arrangement in excess of $100,000, other than purchase orders entered into in the ordinary course of business which contain customary terms and conditions, (v) any Contract involving the Company or any of its

Subsidiaries and a dealer, distributor, national account or a rental company for an amount in excess of $100,000, other than purchase orders entered into in the ordinary course of business which contain customary terms and conditions, (vi) any Contract involving noncompetition or any other restriction with respect to the geographical area of operations or scope or type of business of the Company or any of its Subsidiaries, (vii) any Contract pursuant to which the Company or any of its Subsidiaries grants or is granted any license or other rights to use any of the assets of the Company or any of its Subsidiaries or any rights of joint use with respect to any of such assets, (viii) any Contract relating to any acquisition or disposition of any capital stock or equity interest of the Company or any of its Subsidiaries, (ix) Contracts that are material to the business, financial position or results of operations of the Company and (x) Contracts that involve aggregate payments in excess of $500,000 per annum, other than purchase orders entered into in the ordinary course of business which contain customary terms and conditions (such Contracts described in (i)-(x) above, the "Material Contracts").

     (b) To the extent that a Material Contract set forth in Section 4.9 of the Sellers' Disclosure Schedule is evidenced by documents, copies thereof (including any amendments or waivers with respect thereto) have been made available to the Buyer. To the extent that the Material Contracts are not evidenced by documents, the Company has provided to the Buyer a written description of all of the material terms and conditions of such Material Contracts. Each Material Contract is in full force and effect and is enforceable against the Company or its Subsidiaries a party thereto in accordance with its terms. There does not exist under any Material Contract any default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, on the part of any other parties to such Material Contract. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in the breach or termination of any provision of, or constitute a default (with or without the giving of notice or the lapse of time, or both) under, or give rise to any right of termination, cancellation or loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of a Material Contract.

     4.10 Undisclosed Liabilities. Except for liabilities, commitments or obligations (a) incurred in the ordinary course of business subsequent to the Balance Sheet Date, (b) accrued or reserved against in the Financial Statements or (c) disclosed herein or in Section 4.10 to the Sellers' Disclosure Schedule, since the Balance Sheet Date neither Company nor or any of its Subsidiaries has incurred any material liabilities or obligations (whether direct, indirect, accrued or contingent) that would be required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with GAAP.

     4.11 Litigation. Except as set forth in Section 4.11 of the Sellers' Disclosure Schedule, there is no Litigation pending or, to the knowledge of the Sellers, threatened against the Company, any of its Subsidiaries, or their respective properties or their respective directors, officers or employees (which Litigation arises from the representation of, or employment with, the Company by such directors, officers or employees) of the Company or any of its Subsidiaries. Except as set forth in Section 4.11 of the Sellers' Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding Judgment.

     4.12 No Default; Compliance with Laws. Neither the Company nor any Subsidiary of the Company is in default or violation of any term, condition or provision of (i) their respective certificates of incorporation, by-laws or similar organizational documents or (ii) any Law applicable to the Company or any Subsidiary of the Company that would have a Material Adverse Effect on the operation of the Company's business. Neither the Company nor any of its Subsidiaries has received written notification from any Governmental Entity (a) asserting a material violation of any Law applicable to the conduct of its business, (b) threatening to revoke any license that is material, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted. No investigation or review by any governmental entity with respect to the Company or any Subsidiary of the Company or any of their officers or employees (in their capacities as such) is pending or, to the knowledge of the Company, threatened, nor has the Company received any written notice from any Governmental Entity indicating an intention to conduct the same.

     4.13 Taxes. Except as set forth in the Sellers' Disclosure Schedule, (a) the Company has (i) correctly prepared and timely filed (taking into account extensions) all material Tax Returns required to be filed or sent by or with respect to the Company or any Company Subsidiary, (ii) timely paid all material Taxes that are or were due and payable whether or not shown (or required to be shown) on a Tax Return, (iii) no liability for Taxes with respect to any taxable period, or portion thereof, ending on or before March 31, 2002 that is in excess of the reserve for Taxes reflected on the unaudited consolidated balance sheet delivered pursuant to Section 4.7(b) hereof, and (iv) complied in all material respects with all applicable Laws relating to the withholding and payment of Taxes and have timely withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all applicable Laws. The Company has provided Buyer with copies of its U.S. federal and state income Tax Returns for tax years ended December 31, 1998, December 31, 1999 and December 31, 2000.

     (b) There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries except Permitted Liens. Except as set forth in the Sellers' Disclosure Schedule, no claim has ever been made in writing to the Company, its Subsidiaries or, to the knowledge of the Sellers, to the Company's agent for service of process by any taxing authority with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company and/or any of its Subsidiaries do not file Tax Returns, that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. The statute of limitations for the assessment of U.S. federal income taxes has expired for all U.S. federal income tax returns and/or years of the Company and each of its Subsidiaries, or such tax returns have been examined by the Internal Revenue Service ("IRS") for all periods through December 31, 1998 There are no outstanding waivers or consents given by the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns (except with respect to tax years for which the federal statute of limitations has expired). No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns. No deficiency for any Taxes has been proposed, asserted or assessed by a Governmental Entity in writing against the Company or any of its Subsidiaries which has not been resolved and paid in full.

     (c) Neither the Company nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes;
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary, nor does the Company have any knowledge that the IRS has proposed any such adjustment or change in accounting method; or(iii) has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or any of its Subsidiaries.

     (d) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries. No property of the Company or any of its Subsidiaries is property that the Company, any of its Subsidiaries or any party to this transaction is or will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Code (prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No indebtedness of the Company or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition. Neither the Company nor any of its Subsidiaries is subject to a private letter ruling from any taxing authority.

     (e) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate the Company or any of its Subsidiaries to make, the payment of any amount that would not be deductible by the Company or any Subsidiary thereof by reason of Section 280G of the Code.

     4.14 Affiliate Transactions. Except as set forth in Section 4.14 of the Sellers' Disclosure Schedule, no director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act of the Company or any of its Subsidiaries (i) has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries other than indebtedness to any individual less than $10,000 in connection with expense advances and similar arrangements, (ii) to the knowledge of the Company, owns any direct or indirect interest of any kind in (excepting less than 5% stock holdings in securities of publicly traded companies), or is a director, officer, employee, partner, Affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, or (B) participated in any transaction to which the Company or any of its Subsidiaries is a party, or (iii) is otherwise a party to any Contract, arrangement or understanding with the Company or any of its Subsidiaries or has or claims to have any interest in the Intellectual Property Rights or Patent Rights of the Company and its Subsidiaries.

     4.15 Employees. Neither the Company nor any of its Subsidiaries (a) is a party to any collective bargaining agreements with any labor organization and
(b) has agreed to recognize any union or other collective bargaining unit and no union or other collective bargaining unit has been certified as representing any of the employees of the Company or any of its Subsidiaries. To the knowledge of the Sellers, there is no union representation or organizing effort pending or threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (as defined in the National Labor Relations Act or other applicable Law). Neither the Company nor any of its Subsidiaries has been, during the last twelve months prior to the date hereof, the subject of any pending or, to the knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

     4.16 Employee Benefits. (a) Schedule 4.16 to Sellers' Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, other than statutorily required benefit plans, fund programs, agreements or arrangements for the benefit of any employee or former employee of the Company or any of its Subsidiaries (the "Plans").

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Buyer a true and complete copy of each Plan and any amendments thereto (or if such Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

     (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any plan subject to Title IV of ERISA (a "Title IV Plan") on the last day of the most recent Title IV Plan year ended prior to the Closing Date.

     (d) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

     (e) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

     (f) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

     (g) To the knowledge of the Sellers, there is no pending or threatened Litigation by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     4.17 Property. (a) The Company and its Subsidiaries have good (and in the case of real property, marketable) title to, or in the case of leased property, have valid leasehold interests in all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired or leased after the Balance Sheet Date, except for property or assets sold or transferred since the Balance Sheet Date in the ordinary course of business consistent with past practices. Such property and assets, together with the assets to be acquired by the Company pursuant to Section 6.6 of this Agreement, constitute all of the property and assets used in or necessary for the conduct of the Business as presently conducted on or prior to the date hereof. None of such property or assets (except (i) such property or assets sold or transferred in the ordinary course of business consistent with past practices or (ii) the assets to be acquired pursuant to Section 6.6 of this Agreement) is subject to any Liens, except for Permitted Liens.

     (b) All of the real property owned by the Company or any of its Subsidiaries (the "Owned Real Property") is set forth in Section 4.17(b) of the Sellers' Disclosure Schedule. Except as set forth in Section 4.17(b) of the Sellers' Disclosure Schedule, no Person, other than the Company or its Subsidiaries has any right to occupy or possess any portion of the Owned Real Property. To the knowledge of the Sellers, neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened condemnation proceeding affecting any of the Owned Real Property or any party thereof or of any sale or other disposition of any of the Owned Real Property or any part thereof in lieu of condemnation.

     (c) A list of the real property leased by the Company or any of its Subsidiaries (the "Leased Real Property") is set forth in Section 4.17(c) of the Sellers' Disclosure Schedule. A list of the leases pursuant to which the Company or any of its Subsidiaries leases the Leased Real Property (the "Real Property Leases") is set forth in Section 4.17(c) of the Sellers' Disclosure Schedule. Each of the Company or any of its Subsidiaries has good leasehold interest in the Leased Real Property. The Real Property Leases are in full force and effect and neither the Company nor any of its Subsidiaries has received any written notice that any default, or condition which with the passage of time would constitute a default, exists under the Real Property Leases, except such notices as to which the alleged defaults have been cured or otherwise resolved or except such defaults that would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (d) All property and assets owned or utilized by the Company and the Subsidiaries of the Company are in good operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Company and the Subsidiaries of the Company as presently conducted. All buildings, plants and other structures owned or otherwise utilized by the Company and the Subsidiaries of the Company are in good condition and repair (except for ordinary wear and tear).

     4.18 Environmental Matters. (a) Except as set forth in Section 4.18 of the Sellers' Disclosure Schedule,

          (i) Each of the Company and its Subsidiaries possess all Environmental Permits (as defined below) currently required under applicable
     Environmental Laws (as defined below) and material to conduct their business and are, and within applicable statutes of limitation, have been, in material compliance with the terms and conditions of such Environmental Permits, nor has the Company received written notice that any Environmental Permits possessed by the Company or any of its Subsidiaries and material to their business will be revoked, suspended or will not be renewed;

          (ii) to the Company's knowledge, the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits, and will not require any notification, registration, reporting, filing, investigation, or remediation under any Environmental Law;

          (iii) the Company and each of its Subsidiaries are currently in material compliance, and within applicable statues of limitation, have been in material compliance, with all applicable Environmental Laws;

          (iv) the Company has not received notice of any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter, or request for information in each case that is pending or, to the best of the Company's knowledge, threatened under any Environmental Law against the Company or any of its Subsidiaries; and neither the Company nor any of its Subsidiaries has received written notice of actual or potential liability under any Environmental Law that has not been resolved, including, but not limited to, any liability that the Company or any of its Subsidiaries may have retained or assumed either contractually or by operation of law;

          (v) as of the date hereof, no property or facility currently, or to the best of the Company's knowledge, formerly owned, operated or leased by the Company or any present or former Subsidiary of the Company, or by any respective predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or on any comparable foreign or state list established under any Environmental Law;

          (vi) to the best of the Company's knowledge, (i) there has been no disposal, spill, discharge or release of any Hazardous Material (as defined below) generated, used, owned, stored or controlled by the Company, any of its Subsidiaries or respective predecessors in interest, on, at, or under any property presently or formerly owned, leased or operated by the Company, any of its Subsidiaries, or any predecessor in interest, except for such disposals, spills, discharges and releases that would not be expected to result, either individually or in the aggregate, in material costs to the Company or any of its Subsidiaries; and (ii) there are no Hazardous Materials located in, at, on, or under such facility or property, or at any other location, in either case that could reasonably be expected to require investigation, removal, remedial or corrective action by the Company or any of its Subsidiaries or that would reasonably likely result in material liabilities of, or material losses, damages or costs to the Company or any of its Subsidiaries under any Environmental Law;

          (vii) there has not been any underground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property currently, or to the best of the Company's knowledge, formerly owned, leased or operated by the Company, any of its Subsidiaries, or respective predecessors in interest except in material compliance with Environmental Laws during the period of such ownership, lease or operation, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any such facility or property during the period of such ownership, lease or operation, except in material compliance with applicable Environmental Laws; and

          (viii) to the best of the Company's knowledge, no Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by the Company or any of its Subsidiaries under any Environmental Law.

     (b) the Company has provided to Buyer and its authorized representatives all records and files, including but not limited to, all assessments, reports, studies, analyses, audits, tests and data available to the Company and its Subsidiaries concerning the existence of Hazardous Materials or any other environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by the Company or any present or former Subsidiary of the Company or predecessor in interest, or concerning compliance by the Company and its Subsidiaries with, or liability under, any Environmental Laws.

(c)      For purposes of this Section 4.18:

          (i) "Environmental Law" shall mean CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree or common law as now or previously in effect and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, and employee or human health or safety.

          (ii) "Environmental Permit" shall mean any permit, license, approval, consent or other authorization by a federal, state, local or foreign government or regulatory entity pursuant to any Environmental Law.

          (iii) "Hazardous Material" shall mean any pollutant, contaminant or hazardous, toxic, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, microbial matter, and any other substance that may give rise to liability under any Environmental Law.

     4.19 Brokers. Except for Deutsche Bank Securities Inc., there is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company or any of the Sellers who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     4.20 Reorganization. Each of the Sellers and the Company has no knowledge of any fact or circumstance that would prevent the Merger, if effected in accordance with this Agreement, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     4.21 [INTENTIONALLY OMITTED]

     4.22 Products Liability. (a) The Company and the Subsidiaries of the Company have no knowledge of any facts that indicate that the reserves for product liability claims of the Company and the Subsidiaries of the Company in the aggregate reflected in the Financial Statements are understated based upon the Company's and its Subsidiaries' historical method of establishing such reserves.

     (b) To the knowledge of the Company, Section 4.22 of the Sellers' Disclosure Schedule contains, in all material respects, a list as of June 30, 2002, of all the Company's or its Subsidiaries' pending and threatened product liability litigation and written product liability claims, except for immaterial claims as to which such parties maintain no records. Section 4.22 of the Sellers' Disclosure Schedule also specifies all pending or threatened product liability litigation which involves any claim for punitive damages.

     4.23 Insurance. Section 4.23 of the Sellers' Disclosure Schedule sets forth a complete and accurate list of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance currently in effect and/or covering the Company or any of its Subsidiaries for any prior period with respect to the business and properties of the Company and its Subsidiaries taken as a whole. All such insurance is in full force and effect, and no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received with respect to any policy for such insurance. Except as set forth in Section 4.23 of the Sellers' Disclosure Schedule, the insurance coverage provided by such policies or insurance will not terminate or lapse by reason of the transactions contemplated by this Agreement and, following the Closing Date, the Company and its Subsidiaries will continue to be covered under such policies for events occurring prior to the Closing Date. Except as set forth in Section 4.23 of the Sellers' Disclosure Schedule, no such policy provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. The Company has delivered or made available to the Buyer true and correct copies of all the insurance policies set forth in Section 4.23 of the Sellers' Disclosure Schedule.

     4.24 Intellectual Property. The Company and each of its Subsidiaries has valid, legal rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and similar intellectual property rights (collectively, the "Intellectual Property Rights") which are necessary to, or used in, its business, which Intellectual Property Rights owned by the Company are set forth on Section 4.24 of the Sellers' Disclosure Schedule. Section 4.24 of the Sellers' Disclosure Schedule sets forth a list of all inventions which are the subject of issued patent letters or an application therefor and all trade and service marks which have been registered or for which an application for registration is pending, in each case which are owned and used or held for use exclusively by the Company or any of its Subsidiaries (the "Patent Rights"). Except as set forth on Section 4.24 of the Sellers' Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) are a defendant in any claim, suit, action or proceeding relating to its business which involves a claim of infringement of any patents, trademarks or service marks, (ii) have any knowledge of any existing infringement by another person of any of the Patent Rights belonging to the Company or any of its Subsidiaries or (iii) has received written notice of the infringement by the Company or any of its Subsidiaries of any infringement of the patent, trademark, copyright or other intellectual property rights of a third party.

     4.25 Takeover Statutes. No "fair price," "moratorium," "control share acquisition," or other similar antitakeover statute or regulation enacted under the State of Washington or federal laws in the United States applicable to the Company or any of its Subsidiaries is applicable to the Merger, this Agreement, or the transactions contemplated hereby and thereby.

     4.26 Accounts Receivable; Inventory. (a) All accounts receivable of the Company and its Subsidiaries that are reflected on the Financial Statements or are generated between the date hereof and the Closing Date represent or will represent valid obligations arising from bona fide transactions and sales made in the ordinary course of business. Except as set forth on Section 4.26(a) of the Sellers' Disclosure Schedule, there has not been any material adverse change in the collectability of accounts receivable of the Company and its Subsidiaries since the date of the Restated Financial Statements.

     (b) Except as set forth in Section 4.26(b) of the Sellers' Disclosure Schedule, the inventory of the Company and its Subsidiaries is of a quality usable in the ordinary course of business, and in amounts usable consistent with past practices, of the Company and its Subsidiaries in all material respects, except for obsolete, damaged, defective or otherwise unusable items as to which a provision, determined in accordance with GAAP, has been made on the books of the Company or its Subsidiaries, as the case may be. The value of all inventory items, including finished goods, work-in-process and raw materials, has been recorded on the books of the Company and its Subsidiaries in the manner set forth in GAAP.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to each of the Sellers:

     5.1 Corporate Existence and Power. Each of Buyer and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Buyer and Acquisition Subsidiary has full corporate power and authority to own, lease and operate its respective properties and assets and to conduct its respective businesses as now being conducted and to carry out its responsibilities under this Agreement. Each of Buyer and Acquisition Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Buyer or Acquisition Subsidiary. Each of the subsidiaries required to be listed in the periodic reports of Buyer pursuant Item 601(b) of Regulation S-K of the Securities Act (the "Buyer Subsidiaries") is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate or other applicable power to own, lease and operate its property and to conduct its business as presently conducted.

     5.2 Authorization. Each of Buyer and Acquisition Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Buyer has all requisite corporate power and authority to enter into the Registration Rights Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement, the Registration Rights

Agreement and the Escrow Agreement and the consummation of all transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Buyer and Acquisition Subsidiary to the extent it is a party thereto. To the extent either Buyer or Acquisition Sub is a party thereto, the respective Boards of Directors of Buyer or Acquisition Subsidiary, as the case may be, have approved this Agreement, the Merger, the Registration Rights Agreement and the Escrow Agreement and no other action on the part of Buyer or Acquisition Subsidiary is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filing of the Articles of Merger referred to in Section 2.2. This Agreement has been, and the Registration Rights Agreement and the Escrow Agreement to which Buyer is to be a party, will be at the Closing, duly executed and delivered by each of Buyer and Acquisition Subsidiary, as appropriate, and, assuming the due execution and delivery by each of the Sellers and the Company, this Agreement is, and the Registration Rights Agreement and the Escrow Agreement will at Closing be, valid and legally binding obligations of Buyer and Acquisition Subsidiary to the extent either Buyer or
Acquisition Sub is a party thereto, enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     5.3 Governmental Authorization. Except as listed in Section 5.3 of the Buyer Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer and Acquisition Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger with the Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (c) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act or the competition Laws or regulations of the European Union of any foreign supranational authority in any jurisdiction in which the Company or the Buyer (directly or through Subsidiaries, in each case) has assets or conducts business.

     5.4 Non-Contravention. The execution, delivery and performance of this Agreement by each of Buyer and Acquisition Subsidiary does not and will not (a) violate Buyer's certificate of incorporation, bylaws or any other organizational documents or agreements of any of their respective Subsidiaries, (b) assuming compliance with the matters referred to in Section 5.3, violate any Law or Judgment applicable to Buyer, Acquisition Subsidiary or any of their respective Subsidiaries, (c) result in the creation or imposition of any Lien on any of the property held by Buyer or any of its Subsidiaries, or (d) require any consent or other action by any Person under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of Buyer or Acquisition Subsidiary or a loss of any benefit to which Buyer or Acquisition Subsidiary is entitled under any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, permit, franchise or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which Buyer, any of its Subsidiaries or their respective properties are bound or affected, except, in the case of clauses (b),
(c) or (d) of this Section 5.4, where the violation, conflict, breach, default, acceleration, termination, modification, creation or imposition, would not have, individually or in the aggregate, a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

     5.5 Capital Structure. Section 5.5 of the Buyer Disclosure Schedule sets forth as of June 30, 2002, the authorized and issued capital stock of Buyer and all Rights in respect thereof. Buyer has no other outstanding Capital Securities or Rights in respect of such Capital Securities and there are no existing contracts, commitments, understandings or arrangements by which Buyer may become bound to issue additional Capital Securities or Rights in respect of such Capital Securities. There are no outstanding contracts, commitments, understandings or arrangements by which Buyer may become bound to issue additional Capital Securities or Rights in respect of such Capital Securities. Buyer has, as of the date hereof, and will have, as of the Closing Date, sufficient authorized Buyer Common Stock to satisfy its obligations under Sections 2.4, 7.6 and 7.7 hereof. All of the Buyer Common Stock which will be issued as Stock Consideration pursuant to this Agreement including, without limitation, pursuant to Sections 7.6 and 7.7, will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     5.6 SEC Documents; Buyer Financial Statements. Buyer has furnished or made available (except to the extent such documents are publicly available via the SEC's EDGAR system or the Buyer's website) to the Sellers and the Company true and complete copies of all reports or registration statements filed by it with the SEC since January 1, 2001, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates or as of the date of the last amendment therof, if amended after filing and prior to the date hereof, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Buyer at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There have been no changes in Buyer accounting policies except as described in the notes to Buyer Financial Statements. The SEC Documents contained an audited consolidated balance sheet of Buyer as of December 31, 2001 (the "Buyer Balance Sheet") and the related audited consolidated statements of income and cash flow for the fiscal year then ended.

     5.7 No Material Adverse Effect. Since the date of the Buyer Balance Sheet, there has not occurred any event or condition of any character that has had a Material Adverse Effect on Buyer.

     5.8 Availability of Funds. Buyer has sufficient immediately available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

     5.9 Brokers. Neither Buyer nor any Buyer Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     5.10 Information Supplied. Other than with respect to information supplied or to be supplied by the Sellers in writing specifically for inclusion or incorporation by reference in the Registration Statement, the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act and, except as otherwise advised pursuant to the Registration Rights Agreement, for so long as the Registration Statement remains so effective, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Sellers in writing specifically for inclusion or incorporation by reference in the Registration Statement.

     5.11 Reorganization. None of Buyer nor any of its Subsidiaries has any knowledge of any fact or circumstance that would prevent the Merger, if effected in accordance with this Agreement, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     5.12 Buyer Acknowledgement. In entering into this Agreement, each of Buyer and Acquisition Subsidiary acknowledges that it has relied, and shall be entitled to rely, solely upon the representations, warranties, covenants and other terms, conditions and provisions set forth in this Agreement as modified by the Sellers' Disclosure Schedule (and subject to the limitations contained in this Agreement).

                                   ARTICLE VI

                    COVENANTS OF THE SELLERS AND THE COMPANY

                  Each of the Company and the Sellers agrees that:

     6.1  Conduct  of the  Company.  Except  as set forth in this  Agreement  or
Section 6.1 of the Sellers' Disclosure Schedule, from the date hereof until the Closing Date, the Company and each of its Subsidiaries shall, and the Sellers shall cause the Company and each of its Subsidiaries to conduct its businesses in the ordinary course consistent with past practice and to use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees and to maintain their properties, machinery and equipment in sufficient operating condition and repair to enable them to operate their businesses in all material respects in the manner in which the businesses are currently operated and to continue all material existing insurance policies (or comparable insurance) of or relating to the Company or its Subsidiaries in full force and effect. Without limiting the generality of the foregoing, except as set forth in Sections 6.7 or 7.10 of this Agreement or in Section 6.1 of the Sellers' Disclosure Schedule, from the date hereof until the Closing Date, neither the Company nor any of its Subsidiaries will, and the Sellers will not, cause the Company or any of its Subsidiaries to, without the prior written consent of Buyer:

     (a)  adopt  or  propose  any  change  in  the   Company   Articles  or  the
organizational documents of any Subsidiaries of the Company other than the transactions contemplated by Section 7.10;

     (b) merge or consolidate with any other Person, sell, transfer or otherwise dispose of any assets of the Company or its Subsidiaries, or acquire a material amount of assets from any other Person outside the ordinary course of business;

     (c) effect any issuance, redemption, repurchase, combination, split or reclassification of any capital stock of the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company other than the transactions contemplated by Section 7.10;

     (d) declare, set aside, make or pay any dividend or any other distributions (whether in cash, securities or other property) on any equity security, or extend any credit to any officer, director or stockholder;

     (e) incur, issue or assume any debt to the extent such incurrence, issuance or assumption of debt would result in the Closing Debt to exceed the Target Debt;

     (f) enter into any transactions with Affiliates that call for expenditures or transfers by the Company of more than $1,000,000;

     (g) terminate or materially amend any of its Contracts, except in the ordinary course of business;

     (h) enter into any new Contract or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated herein;

     (i) enter into any written employment agreement with any employee providing for annual cash compensation in excess of $50,000 or increase the compensation of any of its officers or other key employees, except for such increases as are required under existing plans or agreements as set forth on Section 6.1(i) of the Sellers' Disclosure Schedule;

     (j) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees, except (i) increases required by any applicable Law and (ii) increases required under existing plans or agreements as set forth on Section 6.1(j) of the Sellers' Disclosure Schedule;

     (k) make any changes in any of its present financial accounting methods and practices, except as required by changes in GAAP;

     (l) make, authorize or enter into any agreement with respect to, any capital expenditures other than capital expenditures not exceeding $500,000 individually or $1,000,000 in the aggregate;

     (m) settle or compromise any Tax liability or make any Tax election; provided, that Buyer's consent to such a settlement, compromise or election shall not be unreasonably withheld or delayed;

     (n) issue, sell, pledge or transfer, or propose to issue, sell, pledge or transfer, any shares of its capital stock, or securities convertible into or exchangeable or exercisable for, or options with respect to, or warrants to purchase or Rights for, any shares of its capital stock;

     (o) make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business;

     (p) mortgage or pledge any of its assets or properties, tangible or intangible, or create any Lien with respect to any such asset or property;

     (q) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than the transactions contemplated by Section 7.10;

     (r) discount or factor receivables or auction or sell assets below cost other than in the ordinary course of business consistent with past practice; or

     (s) agree or commit to do any of the foregoing.

     6.2 Certain Actions. From the date hereof until the Effective Time, each of the Sellers and the Company agree that it shall not, without the written consent of Buyer (such consent not to be unreasonably withheld or delayed), knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Closing, (b) any of the conditions to the Merger set forth in Article IX not being satisfied, or (c) a breach or violation of any provision of this Agreement.

     6.3 Access to Information. From the date hereof until the Closing Date, the Company will (a) give, and will cause each of the Company's Subsidiaries to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records, contracts, agreements, accountants, consultants and other personnel of the Company and its Subsidiaries, (b) permit, and will cause each of the Company's Subsidiaries to permit, Buyer and its authorized representatives to conduct the inspections set forth on Exhibit K attached hereto, (c) furnish, and will cause each of the Company's Subsidiaries to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any of its Subsidiaries as such Persons may reasonably request including but not limited to, assessments, reports, audits, studies, and data not previously provided to the Buyer concerning the existence of Hazardous Materials at facilities or properties presently or formerly owned, operated, leased, or used by the Company or any present or former Subsidiary of the Company, or concerning compliance by the Company and its Subsidiaries with, or liability under, any Environmental Laws and (d) instruct the employees, counsel and financial advisors of the Company or any of its Subsidiaries to cooperate with Buyer in their investigation of the Company or any of its Subsidiaries. All such information and access shall be subject to the Confidentiality Agreement dated as of April 11, 2002, between the Sellers and Buyer in accordance with its terms (the "Confidentiality Agreement"). Any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or its Subsidiaries. Buyer's obligations pursuant to the Confidentiality Agreement shall survive the termination of this Agreement pursuant to Article X.

     6.4 Notices of Certain Events. Each of the Company and the Sellers, as the case may be, shall promptly notify Buyer and Buyer shall promptly notify the Company of:

     (a) Any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) Any written notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

     (c) Any material Litigation, involving or otherwise affecting the Company, the Sellers, the Buyer or their Subsidiaries, as the case may be; and

     (d) The occurrence of a Material Adverse Effect on the Company or the Buyer or any of their Subsidiaries, as the case may be.

     6.5 No Solicitation. From and after the date hereof until the Effective Time or the termination of this Agreement, each of the Company and its Subsidiaries and the Sellers shall not, and shall direct and cause their respective officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries or the Sellers) not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person or group to do or seek any of the foregoing or authorize any of its officers, directors or employees or any of its subsidiaries or Affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its subsidiaries to take any such action.

     6.6 Pre-Closing Transfer. Prior to the Closing, the parties shall have executed a Stock Purchase Agreement in the form attached hereto as Exhibit F to effect, as of the Closing, the sale, conveyance, assignment and delivery to a newly formed Subsidiary of the Buyer those stock certificates of Go Credit Corporation listed in Section 6.6 to the Sellers' Disclosure Schedule.

     6.7 Award Program of the Company. The Company shall take all necessary action (including, but not limited to, setting up a rabbi trust (the "Trust") and fulfilling its tax withholding obligations) to implement and operate the Deferred Stock Incentive Plan (substantially in the form attached to Section 6.7 of the Sellers' Disclosure Schedule), satisfactory to Buyer and subject to Buyer's approval; provided, however, that such approval shall not be withheld unless the Trust or Deferred Stock Incentive Plan materially differs from those described in the PriceWaterhouseCoopers memorandum attached hereto as Exhibit L, or would otherwise have a Material Adverse Effect to Buyer.

     6.8 Share Holdback. (a) Subject to the terms of Article XI, in order to provide a nonexclusive source of indemnification of the Buyer pursuant to
Article XI, the Sellers and the Company agree that the Sellers shall deposit the number of shares of Buyer Common Stock equal to the quotient of (i) $20,000,000 divided by (ii) the Buyer Price (the "Escrow Shares") in an Escrow Account (the "Escrow Account") pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit G (the "Escrow Agreement") on the Closing Date. Subject to any releases from escrow pursuant to the Escrow Agreement, such Escrow Shares shall be held in the Escrow Account during such period of time as set forth in the Escrow Agreement. In addition, at any time after the Closing Date, the Sellers shall be permitted to substitute cash for Escrow Shares in accordance with the terms of the Escrow Agreement. Any dividends or distributions with respect to the Escrow Shares while held in the Escrow Account shall be delivered to the Sellers through the Sellers' Representative pursuant to the Escrow Agreement. Any payments made from the Escrow Shares on account of any breach of this Agreement or otherwise pursuant to this Section 6.8 shall be made at such time as set forth in the Escrow Agreement, and the value per share of such Escrow Shares shall be the Terex FMV (subject to adjustment for any stock splits, reverse splits, recapitalizations or similar transactions occurring after the Closing) (as adjusted, the "Offset Price").

     (b) Notwithstanding the foregoing, the Escrow Shares held in the Escrow Account shall not be deemed the sole source of recourse by the Buyer for indemnification under this Agreement, and the Sellers remain jointly and severally liable in accordance with the terms of Article XI.

     6.9 Closing Debt. On the Closing Date, the Closing Debt shall not be greater than the Target Debt. In the event that the Closing Debt is greater than the Target Debt, Buyer shall have the right to proceed to Closing, in which event the Cash Consideration shall be reduced by amount equal to the difference between the Closing Debt and the Target Debt.

     6.10 Non-Competition. As an inducement for Buyer to execute this Agreement, each of Robert Wilkerson, S. Ward Bushnell and F. Roger Brown has agreed with Buyer that: (i) Robert Wilkerson shall execute a non-competition and confidentiality agreement substantially the form attached as Exhibit H-1 hereto, and (ii) each of S. Ward Bushnell and F. Roger Brown shall enter into amendments to their change in control agreements in substantially the form attached hereto as Exhibit H-2. In addition, the Sellers agree to use their reasonable efforts to cause all other individuals who are a party to a change in control agreement with the Company to enter into amendments to such change in control agreements, each amended agreement in substantially the form attached as Exhibit H-3 hereto.

     6.11 Lease Agreements. The Company shall execute amendments to the Lease Agreements in substantially the form attached as Exhibit I hereto.

     6.12 Financial Information. The Sellers and the Company shall provide all information, financial information and other data regarding the Company which is necessary for Buyer to prepare, file and render effective the Registration Statement.

     6.13 Quarterly Financial Statements. Prior to the Closing, the Company shall have delivered to Buyer (i) the Restated First Quarter Financial Statements and (ii) the Second Quarter Financial Statements.

                                  ARTICLE VII

                               COVENANTS OF BUYER

     Buyer agrees that:

     7.1 Certain Actions. From the date hereof until the Effective Time, Buyer agrees that it shall not, without the written consent of the Sellers (such consent not to be unreasonably withheld or delayed), knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Closing, (b) any of the conditions to the Merger set forth in Article IX not being satisfied, or (c) a breach or violation of any provision of this Agreement.

     7.2 Obligations Regarding Acquisition Subsidiary. Upon the terms and subject to the conditions of this Agreement, Buyer shall cause Acquisition
Subsidiary to consummate the Merger hereunder and agrees that prior to the Closing, Acquisition Subsidiary shall have no business and shall not conduct any operations nor incur any liabilities of any kind or nature other than in connection with the transactions contemplated by this Agreement.

     7.3 Access To Records. Following the Closing, Buyer will (a) provide each of the Sellers, their counsel, financial advisors and other authorized representatives reasonable access during normal business hours to any applicable properties, offices, records, files, documents and the like relating to the Company and its Affiliates during the period prior to Closing that are reasonably necessary in connection with Litigation involving any of the Sellers, with any legal obligation owed by any of the Sellers to any Governmental Entity or any present or former customer or account of the Company or its Affiliates during the period prior to the Closing and (b) instruct the employees, counsel and financial advisors of the Surviving Entity or any of its Subsidiaries to cooperate with Sellers in their investigation; provided, that the above contained in this Section 7.3 shall be subject to the execution and delivery by the Sellers of a confidentiality agreement substantially in the form of the Confidentiality Agreement and that any investigation pursuant to this Section
7.3 shall be conducted in such manner as not to unreasonably interfere with the conduct of the business of Buyer and the Surviving Entity.

     7.4 Preparation of the Form S-3. Upon the later of (i) 10 Business Days after Closing and (ii) seven Business Days after the date the Company provides all information either requested by Buyer or otherwise required by the SEC for inclusion in the Registration Statement, Buyer shall prepare and file with the SEC the Registration Statement in connection with the resale of Stock Consideration issued under this Agreement pursuant to the terms of the Registration Rights Agreement. Each of the Sellers and Buyer shall use their commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof. Buyer shall take all reasonable and necessary action required to be taken under any applicable securities Laws in connection with the issuance of the Stock Consideration and the Sellers and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

     7.5 Employee Arrangements. (a) Section 7.5 of the Sellers' Disclosure Schedule sets forth, with respect to each employee of the Company and its Subsidiaries, such employee's name, current and 2001 compensation (including salary and any bonus), length of employment with the Company or its Subsidiary, as the case may be, and his/her position with the Company or its Subsidiary. Following the Effective Time, Buyer shall provide individuals who are employed by the Company and its Subsidiaries as of the Effective Time and who remain employed with Buyer or any Subsidiary of Buyer ("Affected Employees"), for so long as such Affected Employees remain employed by Buyer or any Subsidiary of Buyer, with employee benefits pursuant to employee benefit plans, programs, policies or arrangements maintained by Buyer or any Subsidiary of Buyer providing coverage and benefits which, in the aggregate, are no less favorable than those provided to employees of Buyer or its Subsidiaries in positions comparable to positions held by Affected Employees with Buyer or its Subsidiaries from time to time after the Effective Time.

     (b) Buyer will, or will cause a Subsidiary of Buyer to, give Affected Employees full credit for purposes of eligibility, vesting and the determination of the level of benefits under any employee benefit plans or arrangements maintained by Buyer or any of its Subsidiaries for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, such service need not be credited to benefit accrual under any defined benefit pension plan and to the extent that it would result in a duplication of benefits.

     (c) Buyer will, or will cause a Subsidiary of Buyer to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (d) Following the Effective Time, Affected Employees will have the opportunity to participate in Buyer's incentive plans (i) to the same extent as employees of Buyer in positions comparable to positions held by the Affected Employees are entitled to participate and (ii) in accordance with Buyer's internal policies and in accordance with the terms, restrictions and eligibility requirements of such plans.

     (e) Following the Effective Time, Buyer will, or will cause a Subsidiary of Buyer to, provide Affected Employees, for so long as such Affected Employees remain employed with Buyer or any of its Subsidiaries, with annual base salaries or rates of base pay comparable to the annual base salaries or rates of base pay provided by Buyer or any of its Subsidiaries to employees of Buyer or any of its Subsidiaries in positions comparable to positions held by Affected Employees with Buyer or its Subsidiaries from time to time after the Effective Time.

     7.6 Contingent Payment. (a) Subject to Section 7.6(d) below, if on any Qualifying Date the Average Buyer Common Stock Price for the ten day period ending on the applicable Qualifying Date is less than the Buyer Common Stock Guaranteed Value, Buyer will pay the Sellers fully paid and nonassessable shares of Buyer Common Stock, in an amount equal to the quotient of (A) the amount in US dollars to be paid in accordance with Sections 7.6(b)(ii) or (iii), as the case may be, divided by (B) the respective Average Qualifying Date Buyer Common Stock Price for the ten day period ending on the applicable Qualifying Date (each of which is hereinafter referred to as a "Contingent Payment"), in each case, within thirty days after the applicable Qualifying Date. Subject to the provisions of this Section 7.6, each Seller shall receive a portion of the Contingent Payment equal to such Seller's Pro Rata Portion.

     (b) The respective amount of any Contingent Payment shall be determined as follows:

          (i) If the Qualifying Date Multiple for the respective Qualifying Date is equal to or greater than 1.15, then the Sellers shall not receive a Contingent Payment for such Qualifying Date.

          (ii) If the Qualifying Date Multiple for the respective Qualifying Date is equal to or less than 1.00, then the Sellers shall receive the Maximum Contingent Payment for the respective Qualifying Date.

          (iii) If the Qualifying Date Multiple for the respective Qualifying Date exceeds 1.00 but is less than 1.15, then the Contingent Payment shall be calculated on the basis of the following formula:

                          MCPx[1.00-((QDM-1.00)/0.15)]

     (c) In the event that on or prior to the twenty-four month anniversary of the Closing or during one of the time periods during which the Average Qualifying Date Buyer Common Stock Price is calculated, Buyer (i) splits or combines Buyer Common Stock outstanding; (ii) merges or consolidates with any corporation in a transaction in which the other corporation is the surviving entity; (iii) reorganizes, recapitalizes or reclassifies any of the shares of Buyer Common Stock; or (iv) effects any transaction having a similar effect, the parties shall co-operate in order to replace the calculation method set forth in this Section 7.6 by another calculation method, which corresponds to the sense and purpose of the calculation method initially set forth in this Section 7.6.

     (d) Notwithstanding any other provision in this Section 7.6, the MCP for each Qualifying Date shall be reduced in accordance with this Section 7.6(d), if at any time prior to such Qualifying Date (each, a "Reduction Event"):

          (i) the Buyer delivers a Release Notice to each of the Sellers or the Sellers' Representative and the Sellers sell such Buyer Common Stock that was the subject of such Release Notice, provided that the MCP shall only be reduced with respect to those shares of Buyer Common Stock sold after the delivery of the Release Notice;

          (ii) the Buyer delivers a Release Notice and the Average Qualifying Date Buyer Common Stock Price for any consecutive ten day period during the Release Period exceeds the Buyer Common Stock Guaranteed Value, provided that the MCP shall only be reduced with respect to those shares of Buyer Common Stock which were the subject of such Release Notice;

          (iii) the Sellers sell, transfer, convey, pledge or otherwise dispose of shares of Buyer Common Stock pursuant to Section 8.4(b)(i), provided that the MCP shall only be reduced with respect to those shares of Buyer Common Stock which were transferred, conveyed, pledged or otherwise disposed of pursuant to Section 8.4(b)(i); or

          (iv) the Sellers enter into any hedging  transaction  permitted  under
     Section 7.6(g) and such transaction assures an amount per share of Buyer Common Stock in excess of the Buyer Common Stock Guaranteed Value, provided that the MCP shall only be reduced with respect to those shares of Buyer Common Stock which were the subject of such hedging transaction.

     In the event of a Reduction Event, the MCP for such Qualifying Date shall be reduced by a fraction, the numerator of which is the total number of shares of Buyer Common Stock which are the subject of the Reduction Event for such Qualifying Date and the denominator of which is the total number of Restricted Shares for such Qualifying Date.

     (e) For purposes of this Section 7.6, any shares of Buyer Common Stock sold after the delivery of a Release Notice shall be deemed to relate first to the next Qualifying Date and then to the next Qualifying Date thereafter.

     (f) In calculating the amounts due under this Section 7.6, all numbers shall be rounded to the nearest thousandth.

     (g) During the five Trading Days immediately prior to and the ten Trading Days during each period in which the Average Qualifying Date Buyer Common Price is calculated (the "Trading Restriction Period"), each Seller agrees that neither it nor its Affiliates or related entities will sell, transfer, assign, convey, pledge or otherwise dispose of any Buyer Common Stock, or engage in any form of hedging transaction related to Buyer Common Stock, including but not limited to the purchase or sale of any puts, calls or enter into any transaction that has the effect of or is equivalent to engaging in Short Sales. For purposes hereof, a "Short Sale" by a Seller or its Affiliate or related entity shall mean a sale of Buyer Common Stock by such person that is made at any time, whether or not there is an equivalent offsetting long position in the Buyer Common Stock held by such person. Notwithstanding the foregoing, the Sellers may enter into hedging transactions, including a (i) loan or (ii) pledge of such Buyer Common Stock in connection with such hedging transaction, at any time other than during the Trading Restriction Period.

     7.7 Acces Industrie Receivable Contingent Payment. (a) Following the Closing and irrespective of any indemnification payment made pursuant to Section 11.2(f), Buyer shall, or shall cause its Affiliates to, use its commercially reasonable efforts to collect the Acces Industrie Receivable outstanding as of the Closing Date; provided, however, that Buyer shall not be required to pursue collection of the Acces Industrie Receivable through Litigation. Within 20 days following the end of each Post-Closing Calendar Half (as defined below), Buyer shall deliver to the Sellers a certificate (the "Receivables Certificate"), executed by an officer of Buyer, setting forth (i) the amount of the Acces Industrie Receivable collected during the previous Post-Closing Calendar Half,
(ii) the amount of any Acces Foreclosure Proceeds received by Buyer during the previous Post-Closing Calendar Half, (iii) the amount of the Acces Industrie Receivable then-outstanding, (iv) the amount, if any, of the Acces Industrie
Receivable past due, and (v) the amount, if any, of the Acces Industrie Receivable which is more than 90 days past due (the "Access Receivable Past Due Amount"). Any dispute as to the contents of a Receivables Certificate shall be satisfied by the parties as if it were a "claim" in accordance with Section 11.4.

     (b) Within 10 Business Days following the delivery of each Receivable Certificate, Buyer shall issue to Sellers (the "Acces Receivable Contingent Payment") a number of fully paid and nonassessable shares of Buyer Common Stock equal to the quotient of (A) the Sellers' Applicable Percentage times the sum of
(i) the amount in US dollars collected during such Post-Closing Calendar Half with respect to the Acces Industrie Receivable and (ii) the amount in US dollars of any Acces Foreclosure Proceeds received by Buyer during such Post-Closing Calendar Half, each as set forth on the Receivables Certificate, divided by (B) the average of the closing prices of Buyer Common Stock on the NYSE, as reported by The Wall Street Journal (national edition) (or if not reported thereby, as reported by any other authoritative source) for ten consecutive Trading Days ending on the last day of such Post-Closing Calendar Half; provided, however, that in no event shall the Sellers receive any amount in excess of the Sellers' Applicable Percentage of the outstanding amount due under the Acces Industrie Receivable as of the Closing Date. To the extent that, following the Closing, Buyer or the Company forgives any amount due under the Acces Industrie Receivable and receives an economic benefit (other than a Tax benefit) for such forgiveness, such amounts shall be deemed to have been collected for purposes of this Section 7.7, but only to the extent of such economic benefit; provided, that the indemnity provided for in Section 11.2(f) will not be deemed to be an economic benefit for purposes of this Section 7.7(b). Subject to the provisions of this Section 7.7, each Seller shall receive a portion of the Acces Industrie Receivable Contingent Payment equal to the Seller's Pro Rata Portion. For purposes of this Section 7.7, "Post-Closing Calendar Half" means each six-month period ending during the period which begins after the Closing Date and which ends prior to, or includes, the last date on which payments are due under the Acces Industrie Receivable, provided that the first Post-Closing Calendar Half shall be deemed to begin on the Closing Date.

     7.8 Officers' and Directors' Indemnification. The Buyer shall indemnify and hold harmless to the fullest extent permitted under the Company Articles as of the Closing Date each present and former director and officer of the Company and its Subsidiaries, determined as of the Closing (the "Covered D&O Indemnitees"), against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages (including, but not limited to, punitive, aggravated or exemplary) or liabilities incurred in their capacities as such in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring prior to or at the Closing
(including as a result of the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, or after the Closing, provided that the Covered D&O Indemnitees shall not be indemnified for any claim, action, suit, proceeding or investigation which (i) is brought by or on behalf of a Seller or (ii) arises out of a Covered D&O Indemnitee's gross negligence, willful misconduct or fraud.

     7.9 Tax Matters. Buyer shall not take any Prohibited Action. Notwithstanding any other cause of action or claim Sellers may have, in the event Buyer takes any Prohibited Action, then Sellers' Damages resulting therefrom, whether pursuant to this Agreement, any certification or representations made by Buyer, any tax opinion received by Sellers or otherwise shall be governed solely by this Section 7.9. Notwithstanding anything in this Agreement, any other agreement, any certification or representations made by Buyer, any tax opinion received by Sellers, or any other cause of action or claim Sellers may have, in the event Buyer takes one or more Prohibited Actions and obtains a Tax Opinion relating to such Prohibited Action then the maximum Damages payable by Buyer to Sellers, in the aggregate, as a result of the taking of such Prohibit Action shall not exceed $1,000,000. In the event Buyer does not obtain a Tax Opinion, the Sellers reserve all rights (contractual or otherwise) to which they are entitled as a matter of Law arising from such Prohibited Action.

     7.10 Recapitalization. Notwithstanding any other provision in this Agreement to the contrary, at any time prior to the Closing the Company shall have the right to recapitalize its outstanding capital stock into Class A Shares (the "Class A Shares") and Class B Shares (the "Class B Shares") and to exchange all or a portion of the Class A Shares for Class B Shares on a share for share basis (the "Recapitalization"). Following the Recapitalization, any reference in this Agreement to "Seller Shares" shall mean "Class A Shares," any reference to "Trust Shares" shall mean "Class B Shares," and any reference to "Shares" shall mean, collectively, Class A Shares and Class B Shares.

                                  ARTICLE VIII

                       COVENANTS OF BUYER AND THE SELLERS

                  Each of the Sellers and Buyer agree that:

     8.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Buyer, Acquisition Subsidiary, the Sellers and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under applicable Laws and agreements to consummate as promptly as practicable the transactions contemplated by this Agreement, and each shall cooperate fully with the other parties hereto to that end.

     8.2 Certain Filings. (a) Buyer and each of the Sellers shall, and the Sellers shall cause the Company and its Subsidiaries to, cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts or agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and, as soon as practicable after the date hereof, seeking to obtain any such actions, consents, approvals or waivers.

     (b) As soon as practicable following the date hereof, Buyer and, to the extent legally required, each of the Sellers shall file, and the Sellers shall cause the Company to cooperate with Buyer in filing, with the Department of Justice, the filings necessary under the HSR Act.

     8.3 Public Announcements. Neither Buyer, on the one hand, nor any of the Sellers, on the other hand, shall, and the Sellers shall not permit the Company and its Subsidiaries to, without the consent of the other, issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other, except for, communications with employees of the Company and its Subsidiaries and except as may be required by applicable Law, any rule or regulation of any Governmental Entity, or any listing agreement with any national securities exchange.

     8.4 Lock-up; Registration Rights Agreement. (a) Unless otherwise agreed to in writing by Buyer in the form of a Release Notice or subject to clause (b) of this Section 8.4, during the twenty-four month period immediately following the Closing Date (the "Restriction Period"), none of the Sellers or the Trust shall be permitted to sell, transfer, convey, pledge or otherwise dispose of any of shares of Buyer Common Stock received by them pursuant to this Agreement.

     (b) Notwithstanding the foregoing, during the Restriction Period, each of the Sellers shall be permitted to sell, transfer, convey, pledge or otherwise dispose of its Pro Rata Portion of: (i) the number of shares of Buyer Common Stock (rounded down to the nearest whole share) equal to the quotient of (A) the difference between $25 million less the total Cash Consideration divided by (B) the Buyer Price, (ii) up to one-half of the Stock Consideration following the twelve month anniversary of the Closing Date, (iii) up to three quarters of the Stock Consideration (taking into account the amount of Stock Consideration released pursuant to clause (ii) above) following the eighteen month anniversary of the Closing Date and (iv) all of the Stock Consideration following the twenty-four month anniversary of the Closing Date. The operative agreement of the Trust shall provide that the Trust is not permitted to sell, transfer, convey, pledge or otherwise dispose of the Trust Consideration until the twenty-four month anniversary of the Closing Date, at which point the Trust Consideration will no longer be subject to the restrictions set forth in this
Section 8.4.

     (c) At the Closing, Buyer and each of the Sellers shall enter into the Registration Rights Agreement, substantially in the form of Exhibit A hereto (the "Registration Rights Agreement").

     (d) Notwithstanding anything to the contrary in Section 8.4(a), Sellers shall not be subject to the restrictions set forth in Section 8.4(a), and such restrictions shall terminate in their entirety, upon the Buyer taking a Prohibited Action without obtaining a Should Opinion with respect to such Prohibited Action.

     (e) Notwithstanding the provisions set forth in Section 8.4(a), in the event the Sellers are required to indemnify a Buyer Indemnitee pursuant to
Article XI, the restrictions set forth in Section 8.4(a) shall terminate, but only with respect to the number of shares of Buyer Common Stock in the Escrow Account necessary to enable the Sellers to pay the indemnification obligations pursuant to Article XI.

     8.5 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, the Confidentiality Agreement will remain in effect.

     8.6 Tax Representation Letter. Officers of the Buyer, Acquisition Subsidiary and the Company and each of the Sellers shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, a certificate substantially in the form attached hereto as Exhibit C, D or E, as applicable, and other appropriate representations at such time or times as may be reasonably requested by Skadden, Arps, Slate, Meagher & Flom LLP, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with the delivery of the tax opinion delivered by Skadden, Arps, Slate, Meagher & Flom LLP. None of the Buyer, Acquisition Subsidiary and the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such Person's certificates or representations.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     9.1 Conditions to Party's Obligation to Effect the Merger. The respective obligation of each of Buyer and the Sellers to effect the Merger is subject to the fulfillment or written waiver by Buyer and each of the Sellers prior to the Closing of each of the following conditions:

     (a) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Entities required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired, including the expiration or termination of any applicable waiting period under the HSR Act.

     (b) No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute or Judgment (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

     (c) Go Credit. The sale, conveyance, assignment and delivery of the stock of Go Credit Corporation as set forth in the Stock Purchase Agreement, in the form attached hereto as Exhibit F, shall have been consummated in the manner described therein.

     9.2 Further Conditions to Obligation of the Sellers and the Company. The obligation of each of the Sellers and the Company to consummate the Merger is also subject to the fulfillment or written waiver by each of the Sellers, individually and on behalf of the Company, prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement (disregarding all references in such representations and warranties to "materiality," "material adverse change," "Material Adverse Effect" and "in all material respects" or similar expressions) shall be true and correct at and as of the Closing as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), except (i) changes specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Sellers and (ii) where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect on Buyer.

     (b) Performance of Obligations of Buyer. Buyer shall have performed the obligations required to be performed by it under this Agreement in all material respects at or prior to the Closing, and the Sellers shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by an appropriate officer of Buyer to such effect.

     (c) Officer's Certificate. Buyer shall have delivered to the Sellers an officer's certificate to the effect that each of the conditions specified above in Sections 9.2(a) and 9.2(b) is satisfied in all respects.

     (d) Registration Rights Agreement. Buyer shall have duly executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

     (e) Tax Opinion. There shall have been, after the date hereof, no changes in Law (including the Code, the Treasury Regulations, revenue rulings or other written administrative or judicial interpretations but excluding private letter rulings and technical advice memoranda except to the extent they are clearly applicable because their facts and circumstances are substantially similar to the facts and circumstances of the Merger) that would prevent Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, from rendering an opinion substantially to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, provided, that if there have been any such changes of Law after the date hereof, the parties hereto shall use commercially reasonable efforts to make changes to the transactions contemplated by this Agreement so that Skadden, Arps, Slate, Meagher & Flom LLP can render its opinion, provided further, that no party shall be required to accept any changes to the transactions contemplated by this paragraph (e) if such changes alter in more than an insignificant manner the economics of the transactions contemplated by this Agreement or the covenants, representations or restrictions on Buyer or Acquisition Subsidiary contained within this Agreement. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall be entitled to rely upon representations, covenants and warranties of Buyer, Acquisition Subsidiary, Sellers and the Company as set forth in Exhibits C, D and E.

     (f) Tax Certificate. An officer of the Buyer and an officer of Acquisition Subsidiary shall have delivered a duly executed certificate, dated as of the Closing Date, reaffirming the accuracy of the statements on the certificate (attached hereto as Exhibit C) executed by an officer of the Buyer and an officer of Acquisition Subsidiary as of the date hereof.

     9.3 Further Conditions to Obligation of Buyer and Acquisition Subsidiary. The obligation of Buyer to effect the Merger and to cause Acquisition Subsidiary to do so is also subject to the fulfillment or written waiver by Buyer prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Sellers and the Company set forth in this Agreement (disregarding all references in such representations and warranties to "materiality," "material adverse change," "Material Adverse Effect" and "in all material respects" or similar expressions) shall be true and correct at and as of the Closing as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date) except (i) changes specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer and
(ii) where the failure of such representations and warranties to be so true and correct does not have, in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (b) Performance of Obligations of the Sellers. The Sellers and the Company shall have performed the obligations required to be performed by them under this Agreement in all material respects at or prior to the Closing, and Buyer shall have received, prior to the Closing, a certificate, dated the Closing Date, signed by each of the Sellers and the Company to such effect.

     (c) Officer's Certificate. Each of the Sellers and the Company shall have delivered to Buyer an officer's certificate to the effect that each of the conditions specified above in Sections 9.3(a) and 9.3(b) is satisfied in all respects and certifying the Closing Debt of the Company.

     (d) Escrow Agreement. Each of the Sellers shall have duly executed and delivered the Escrow Agreement in the form attached hereto as Exhibit G.

     (e) Amended Lease Agreements. The Sellers and the Company shall have executed amendments to the Lease Agreements in substantially the form attached hereto as Exhibit I.

     (f) Non-Competition Agreement; Termination of Employment Agreement. Robert Wilkerson shall have executed: (i) a non-competition and confidentiality agreement substantially in the form attached hereto as H-1 and (ii) an agreement or other documentation either superceding or terminating his existing employment agreement with Genie Holdings, Inc., such agreement or documentation to be in a form reasonably satisfactory to Buyer.

     (g) Amended Change in Control Agreements. S. Ward Bushnell and F. Roger Brown shall have executed amendments to their change in control agreements, each amendment to be substantially in the form attached hereto as Exhibit H-2. In addition, at least five of the seven employees set forth in Section 2.5 of the Sellers Disclosure Schedule shall have executed amendments to their change in control agreements, each substantially in the form attached hereto as Exhibit H-3.

     (h) Non-Foreign Status. Each Seller shall have provided Buyer with an affidavit of non-foreign status, in form and substance reasonably acceptable to Buyer, that complies with the requirements of Section 1445 of the Code.

     (i) Merger Opinion. The Buyer shall have received an executed opinion from Perkins Coie LLP, dated as of the Closing Date, addressing the opinions set forth on Exhibit M attached hereto.

     (j) Trust Lock-Up. The operative agreement of the Trust shall provide that, prior to the second anniversary of the Closing Date, the Trust is prohibited from selling, transferring, conveying, pledging or otherwise disposing of the Trust Consideration.

                                    ARTICLE X

                                   TERMINATION

     10.1 Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) by mutual written agreement of Buyer and the Sellers (any action under this clause (a) by the Sellers to be made upon the written direction of the Sellers' Representative);

     (b) at any time prior to the Closing, by Buyer or the Sellers (any action under this clause (b) by the Sellers to be made upon the written direction of the Sellers' Representative) in the event of either: (i) a breach by Buyer, on the one hand, or the Sellers or the Company, on the other hand, of any representation or warranty contained herein such that the conditions set forth in Section 9.2(a) or 9.3(a), respectively, would not be satisfied, and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (ii) a breach by Buyer, on the one hand, or the Sellers or the Company, on the other hand, of any of the covenants or agreements contained herein such that the conditions set forth in
Section 9.2(b) or 9.3(b), respectively, would not be satisfied, and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

     (c) by any of Buyer or the Sellers (any action under this clause (c) by the Sellers to be made only upon the written notice of the Sellers' Representative) if there shall be any final Law enacted that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable Judgment of any court or Governmental Authority having competent jurisdiction;

     (d) by any of Buyer or the Sellers (any action under this clause (d) by the Sellers to be made only upon the written notice of the Sellers' Representative) if the Merger shall not have been consummated on or before November 30, 2002; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to (i) the Sellers or the Company, if the Sellers or the Company has breached any of their respective representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date or (ii) Buyer, if Buyer or Acquisition Subsidiary has breached any of their respective representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date;

     (e) at any time prior to the Closing, by the Sellers (any action under this clause (e) shall be made only upon written notice by the Sellers through the Sellers' Representative) if the average closing price of Buyer Common Stock on the NYSE as reported in The Wall Street Journal (national edition) during any consecutive ten day period is less than 25% below the Lowest Buyer Price; provided, that Buyer may agree to provide additional shares of Buyer Common Stock on the Closing Date in order to maintain the economics of the transaction at 25% of the Lowest Buyer Price or greater; or

     (f) at any time prior to the Closing, by the Buyer if the average closing price of Buyer Common Stock on the NYSE as reported in The Wall Street Journal (national edition) during any consecutive ten day period is more than 25% above the Highest Buyer Price' provided that Seller may agree to forfeit shares of Buyer Common Stock on the Closing Date in order to maintain the economics of the transaction at 25% of the Highest Buyer Price or less.

     The party desiring to terminate this Agreement pursuant to Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e) or 10.1(f) shall give written notice of such termination to the other parties and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by the parties; provided that each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the existing Confidentiality Agreement between the parties; and all filings, applications and other submissions made pursuant hereto shall, to the extent reasonably practicable, be withdrawn from the agency or other person to which made.

     10.2 Effect of Termination. If this Agreement is terminated as permitted by
Section 10.l, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective stockholders, directors, officers, agents and counsel and all rights and obligations of each party hereto shall cease except as set forth in Section 12.1; provided, however, that nothing herein shall relieve any party from liability for, or eliminate the rights of any other party relating to, any willful breach of this Agreement.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.1 Survival. Each of the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing required to be delivered pursuant hereto shall survive the Closing and continue until 5:00 p.m. Pacific Time, on the date which is twenty-four months following the Closing Date; provided that the representations and warranties contained in Sections 3.1, 3.2, 3.4, 4.2, 4.13(a), 4.13(e) and 5.2 shall survive indefinitely; provided further that the representations and warranties contained in Section 4.18 shall survive until the three-year anniversary of the Closing Date. After the expiration of such period, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article XI for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article XI. This Section 11.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

     11.2 Indemnification. (a) Subject to the limitations and procedures described herein, the Sellers, jointly and severally, shall indemnify and hold harmless Buyer and the Surviving Entity and their respective Affiliates, directors, officers, employees, agents and controlling Persons (other than the Sellers), and each of the heirs, executors, successors and assigns of any of the foregoing (each, a "Buyer Indemnitee" and, collectively, the "Buyer Indemnitees"), against and from any and all Damages incurred or suffered by Buyer Indemnitees (i) as a result of a breach of any of the representations and warranties of any or all of the Sellers set forth in Article III and IV of this Agreement or (ii) as a result or arising out of a breach by any or all of the Sellers of any covenant or agreement of any or all of the Sellers contained in this Agreement not waived in writing by Buyer.

     (b) Following the Closing, except in the case of common law fraud or with respect to matters for which the remedy of specific performance, injunctive relief or other nonmonetary equitable remedies are available, the sole and exclusive remedy of Buyer with respect to any and all Claims arising from breach of this Agreement by any Seller shall be pursuant to the indemnification provisions set forth in this Article XI.

     (c) No Buyer  Indemnitee  shall be  entitled  to  indemnity  under  Section
11.2(a)(i) until the aggregate amount of the Damages for which all Buyer Indemnitees would, but for this Section 11.2(c), be entitled exceeds an amount equal to $2,000,000 (other than Damages arising out of or resulting from Sections 3.1, 3.2, 4.2, 4.13(a) or 4.13(e)), and then only to the extent of any such excess and in no event shall the Sellers' aggregate obligation to indemnify Buyer Indemnitees with respect to claims under this Agreement exceed $20,000,000. Notwithstanding anything to the contrary in this Agreement, the Sellers shall have no obligation to indemnify any Buyer Indemnitee for (i) incidental, consequential, special or punitive damages except to the extent such damages are awarded by a court or Governmental Entity, or (ii) Damages arising out of such Buyer Indemnitee's gross negligence or willful misconduct.

     (d) Buyer shall not have the right to withhold and deduct any sum that may be owed to any Buyer Indemnitee under this Article XI from amounts otherwise payable by Buyer to Sellers pursuant to Sections 6.8, 7.5 or 7.7.

     (e) The Buyer and Acquisition Subsidiary, on the one hand, and the Company and the Sellers, on the other hand, have agreed that for purposes of determining Damages incurred or suffered by the Buyer Indemnitees as a result of a breach of Sections 4.13(a) and 4.13(e) (the "Tax Representations"), the Tax Representations shall be construed as if they were not qualified by the terms "material," "materially" and "Material Adverse Effect".

     (f) (i) In the event that there exists any Acces Receivable Past Due Amount, the Sellers shall indemnify and hold harmless Buyer and the Surviving Entity and the Buyer Indemnitees, in an amount equal to the lesser of (A) $4.5 million and (B) the Buyer's Applicable Percentage multiplied by the Acces Receivable Past Due Amount and such indemnification amounts paid hereunder shall be included in the calculation of the maximum indemnity of $20,000,000 as set forth in Section 11.2(c), provided further that this Section 11.2(f) shall not be subject to any other limitations set forth in Sections 11.2(a), (b) and (c). The Sellers shall be obligated to pay to Buyer and the Surviving Entity and the Buyer Indemnitees the Acces Receivable Past Due Amount within five Business Days of receipt of the Receivables Certificate; provided, however, that the initial payment pursuant to this Section 11.2(f) shall be made no earlier than the first anniversary of the Closing, provided, further, such payments shall not be made more frequently than once every six months thereafter.

        (ii) Buyer hereby agrees that, in the event that Sellers make any indemnification payments to Buyer pursuant to Section 11.2(f)(i) with respect to any Acces Receivable Past Due Amount and Buyer subsequently receives any amount with respect to any Acces Receivable Past Due Amount (the "Subsequent Collection Amount"), Buyer shall pay to the Sellers the amount (the "Rebate") equal to the excess, if any, of (A) the amount of Seller's total indemnity payments under
Section 11.2(f) with respect to any such Access Receivable Past Due Amount, minus (B) the amount Sellers' indemnity payments would have been under Section 11.2(f)(ii) if such amount had been timely paid by Acces Industrie (or its Affiliates). The Rebate shall increase the then remaining amount of the $20,000,000 overall cap on Sellers' aggregate obligation to indemnify the Buyer Indemnitees under Section 11.2(c). In connection with determining the amount that the Sellers would be entitled to receive pursuant to this Section 11.2(f)(ii), any Acces Foreclosure Proceeds shall be treated as a Subsequent Collection Amount.

     11.3 Indemnification Procedures. (a) Any party claiming a right to indemnification hereunder shall give the other party from whom indemnification is sought prompt written notice of any claim, demand, action, suit, proceeding or discovery of fact (each, a "Claim") upon which the indemnified party intends to base a Claim for indemnification under this Section 11.3, provided, however, that no failure to give such notice shall excuse any indemnifying party from any obligation hereunder except to the extent the indemnifying party is materially prejudiced by such failure.

     (b) Promptly after receipt by a Buyer Indemnitee under this Section of notice of the commencement of any action, such Buyer Indemnitee will, if a Claim in respect of such action is to be made against any indemnifying party under this Section, notify the Sellers' Representative in writing of the commencement of such action. Such notice shall include the amount of such Claim and a reasonably detailed statement as to the basis for the assertion of the Claim. Upon receipt of such notice the indemnifying party or parties shall have the right to assume and control the defense of such action with counsel of its choice; provided, however, the indemnifying party or parties shall not have the right to assume and control the defense of any actions which include a Claim for equitable relief; provided, further, however, in the case of any matter for which the Buyer Indemnitees shall be entitled to assume and control the defense, the indemnifying party shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such actions and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, at the indemnifying party's cost and expense. The Sellers hereby agree that the Sellers' Representative shall at all times be primarily responsible for the assumption and control of any such defense on behalf of the Sellers; provided, however, that the foregoing shall not create any individual liability on the part of the Sellers' Representative for any such indemnification Claim nor make such representative responsible for advancing costs or legal fees in connection with any such defense. The Buyer Indemnitee shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the Buyer Indemnitee's cost and expense. The Buyer Indemnitee shall cooperate with the indemnifying party in any defense which the indemnifying party assumes. Buyer shall be entitled to settle any action solely for monetary damages with respect to which it controls the defense; provided that the Sellers shall have no indemnification obligation with respect to any such settlement made without the Sellers' Representative's prior written consent which consent shall not be unreasonably withheld. Except as provided above, the Buyer Indemnitees shall not be entitled to admit any liability with respect to, or settle, compromise or discharge any Claim or consent to the entry of any Judgment with respect thereto without the Sellers' Representative's prior written consent, which consent shall not be unreasonably withheld The Sellers' Representative shall be entitled to settle any action solely for monetary damages with respect to which they control the defense, provided that such settlement includes as an unconditional term thereof the delivery by claimant or plaintiff to the Buyer Indemnitee of a written release from all liability in respect of such Claim.

     (c) The Buyer Indemnitees shall make available to the Sellers' Representative and its counsel and accountants, all books and records of the Buyer Indemnitees relating to any action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any action, suit or proceeding including reasonable access to employees and officers.

     (d) Notwithstanding anything to the contrary in Section 11.3(b) hereof, if a Claim with respect to Taxes is to be made against any indemnifying party under this Section:

          (i) The Sellers' Representative shall have the sole right to represent the Company's and each of the Company's Subsidiary's interests in any such Claim relating to Taxes that relates to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense, provided, however, that Sellers' Representative may not agree to any settlement or compromise thereof that affects (or that might reasonably be expected to affect) Buyer's, the Company's or any Company Subsidiary's liability for Taxes for any period after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. The Buyer Indemnitee shall have the right to participate in the defense of any action and to be represented by counsel of its or their own selection in connection with such action and to be kept fully and completely informed by the indemnifying party and its counsel as to the status of the action at all stages of the proceedings in such action, all at the Buyer Indemnitee's cost and expense. With the written consent of Seller, Buyer may assume control of such entire Tax Claim (at Buyer's expense).

          (ii) Buyer shall have the sole right to represent the Company's and each of the Company Subsidiaries' interests in any such Claim relating to Taxes that relates to a Straddle Period or a taxable period beginning on or after the Closing Date and to employ counsel of its choice at its expense, provided, however, that Sellers' Representative shall have the right to be kept fully and completely informed by Buyer and its counsel as to the status of the action at all stages of the proceeding and, with the written consent of Buyer, at Sellers' expense, may assume control of such entire Tax Claim and provided further that Sellers' Representative, at its sole expense, shall have the right to participate in the defense of any action (and be represented by counsel of its own selection in connection with such action) if such action (A) relates in any material part to Taxes attributable to the portion of such Straddle Period deemed to end on or before the Closing Date, or (B) relates to the tax treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

          (iii) None of Buyer, any of its Affiliates and Subsidiaries, the Company or any Company Subsidiary may agree to any settlement or compromise of any such Claim that affects (or might reasonably be expected to affect) Sellers' liability for Damages relating to Taxes under this Agreement without the prior written consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed.

          (iv) Notwithstanding anything to the contrary in Sections 11.3(d)(ii) or (iii), with respect to any particular Claim relating to Taxes (other than any Claim that relates to the tax treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code), Buyer may, after receipt of a 30-day letter or other written proposed adjustment to Taxes by a taxing authority, elect to fix Sellers' liability for Damages related to Taxes (even though the underlying Tax matter has not been finally settled or otherwise closed with the applicable tax authority) by submitting in writing a proposed settlement amount (the "Proposed Settlement") to Sellers' Representative. If such Proposed Settlement amount is accepted by Sellers' Representative within 10 Business Days of receipt thereof, then it shall become final and binding on the Sellers, the Company and the Buyer and otherwise have the effects described in the last two sentences of this clause (iv), below. If Sellers' Representative fails to respond to Buyer within 10 Business Days of receipt of the Proposed Settlement, then no acceptance will be presumed. If Sellers' Representative does not timely accept in writing such Proposed Settlement, then a "Big Four" independent accounting firm mutually acceptable to the Sellers and Buyer shall determine within 20 Business Days the amount, if any, that should be paid by Seller to Buyer in satisfaction of that particular Tax Claim; provided, however, that in no case shall such amount exceed the amount set forth in the Proposed Settlement. The fees and expenses of such accounting firm (i) in the case of Proposed Settlement amounts greater than or equal to $100,000, shall be borne equally by the Sellers and Buyer, and
     (ii) in the case of Proposed Settlement amounts less than $100,000, shall be borne equally by the Sellers and Buyers unless the Final Settlement (as defined below) is less than 85% of the Proposed Settlement, in which case Buyer shall pay all such fees and expenses. Upon written determination of the final settlement (whether by consent of Buyer and Sellers' Representative or by resolution by the independent accounting firm) (the "Final Settlement"), Buyer's Claim for Damages under this Article XI with respect to that particular Claim relating to Taxes shall be treated as resolved in the amount set forth in the Final Settlement, shall be final and binding, and Sellers shall pay such amount to Buyer or Buyer shall enforce its Claim for such amount against Sellers. Furthermore, after such Final Settlement, Sellers shall have no consent rights or other rights as to the settlement, compromise or other disposition of the underlying Tax matter giving rise to the Claim, provided, that Buyer shall report the ultimate outcome of any such Claim to the Sellers' Representative in writing within 20 Business Days of such Claim's settlement or other disposition with a Governmental Entity or judicial court, and if the Claim is ultimately settled or otherwise resolved for an amount that is less than the amount of the Final Settlement, then Buyer shall promptly transfer to Seller's Representative an amount in cash equal to the difference between the amount of the Final Settlement and the amount of the settlement, judgment or other resolution.

     11.4 Claims Resolution Procedure. The parties shall act in good faith as expeditiously as possible to resolve any and all Claims. To the extent any Claims are made (by written notice to the Sellers' Representative) but not Finally Resolved (as defined in the Escrow Agreement) on or before the appropriate survival date as identified in Section 11.1 (the "Claims Resolution Date"), then such claims and any other disputes, controversies or claims, arising out of or relating to this Agreement or the breach, termination or validity thereof, whether such claims arise in contract, tort or otherwise ("Disputes") shall, on the demand of any party, be resolved in accordance with the following arbitration procedure:

     (a) The arbitration shall be held and the award shall be issued in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect (the "Rules") by three neutral and impartial arbitrators. Subject to Section 11.4(c) below, each of Buyer, on the one hand, and the Sellers, on the other hand, shall select and appoint an arbitrator within thirty (30) days after the receipt by respondent of a copy of the demand for arbitration, and shall promptly give the other party notice of such appointment. The two arbitrators so selected shall select a third arbitrator, who shall serve as chair of the arbitral tribunal, within fifteen days after the appointment of the second arbitrator, and shall promptly give written notice to the parties hereto and the AAA of such selection within ten
(10) days after the Claims Resolution Date. No arbitrator shall be an officer, director, employee, Affiliate or relative of, or have any prior business or personal relationship with either the Buyer or any Subsidiary thereof, any of their respective officers and directors, the Company, its Subsidiaries or the Sellers.

     (b) The arbitrators shall render an award within one hundred and twenty days after the appointment of the third arbitrator. Such time period maybe extended with the consent of the parties or by the arbitrators for good cause shown. The award shall be in writing, shall state the findings of fact and conclusions of law on which it is based, and shall be signed by each of the arbitrators. The award shall be final and binding on the parties and may be enforced in any court having jurisdiction. Once the award is made, a Claim shall be Finally Resolved for purposes of the Escrow Agreement.

     (c) If either party shall refuse or neglect to select and appoint an arbitrator within ten days after the Claims Resolution Date in accordance with
Section 11.4(a), then the second arbitrator shall be appointed by the AAA in accordance with the listing, ranking and striking procedure in the Rules. Any arbitrator-chair appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience and an experienced arbitrator.

     (d) The parties shall initially bear their own costs and legal fees and the fees and expenses of the arbitrators shall be initially shared equally by Buyer, on the one hand, and the Sellers, on the other, provided that the arbitrators may, in their own discretion, award reasonable legal fees and expenses and the costs of arbitration to the prevailing party or parties in the arbitration. The parties hereto agree that they will cooperate to allow any arbitration hereunder to occur promptly and be concluded as expeditiously as is reasonably possible.

     (e) Judgment of any arbitration conducted hereunder may be entered on the arbitrators' award in any court having jurisdiction, and each party hereby consents to the jurisdiction of the federal and New York state courts sitting in New York County for this purpose.

     11.5 Satisfaction of Indemnity  Claims.  Subject to the limitations in this
Article XI and the Escrow Agreement, any claim for indemnification shall be settled in the following manner:

     (a) Buyer shall deliver a Claim Notice (as defined in the Escrow Agreement) in accordance with the terms of the Escrow Agreement. The Claim Notice shall include the amount of any claim for indemnification, the calculation of such amount in reasonable detail and the grounds for such indemnification.

     (b) upon receipt of a Claim Notice, the Sellers shall have the right to elect to satisfy any claim for indemnification with cash or other property in lieu of a sale or substitution of Escrow Shares in accordance with the terms of the Escrow Agreement, which election must be made by delivery of a notice by the Sellers' Representative to the Buyer within ten days of receipt of a Claim Notice or the time the applicable Claim is Finally Resolved, whichever is later;

     (c) in the event the Sellers elect to satisfy such claim for indemnification with cash or other property, the Sellers shall deliver, through the Sellers' Representative, such cash or other property in an amount equal to the Damages within ten Business Days' of the Claim being Finally Resolved, in which case the number of Escrow Shares equal to the Damages divided by the Offset Price shall be released to Sellers' Representative and Buyer shall deliver to the Sellers' Representative a Release Notice releasing such Escrow Shares from the Lock-up Provisions;

     (d) in the event the Sellers do not elect to satisfy such claim for indemnification with cash or property pursuant to clause (c), then after such Claim is Finally Resolved, the Escrow Agent shall reduce the Escrow Fund and deliver to Buyer cash equal to the Damages, if the Sellers have elected to effect a substitution in accordance with the terms of the Escrow Agreement or shall reduce the Escrow Fund by the amount of Escrow Shares equal to the Damages divided by the Offset Price and such Escrow Shares shall be sold in accordance with the terms of the Escrow Agreement and the proceeds therefrom delivered by the Escrow Agent to Buyer; provided, however, that if the amount of Damages exceeds the amount represented by the Escrow Shares remaining in the Escrow Fund, then the Sellers, through the Sellers' Representative, shall deliver cash or other property in the amount equal to (i) the Damages minus (ii) the amount determined by multiplying the Offset Price by the number of Escrow Shares remaining in the Escrow Account.

     11.6 Adjustment to Merger Consideration. For Tax purposes, any payment by Buyer or the Sellers under this Agreement will be an adjustment to the Merger Consideration.

                                  ARTICLE XII

                                  MISCELLANEOUS

     12.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, if this Agreement is terminated prior to the Closing, the agreements of the parties contained in Confidentiality Agreement and in Section 10.2 and in this Article XII shall survive such termination.

     12.2 Notices. All notices, consents, requests, approvals and other communications to any party hereunder shall be in writing (including fax and similar writings) and shall be deemed effective and validly given when sent by fax (with confirmation in writing via first class U.S. mail), upon personal delivery or on the first Business Day after being sent by reputable overnight courier service (delivery charges prepaid) to the parties at the fax number or address set forth below or at such other fax number or address as a party may designate to the other parties:

(a)      if to the Sellers, c/o Sellers' Representative to:

                                    Robert Wilkerson
                                    c/o Genie Industries, Inc.
                                    18340 N.E. 76th Street
                                    P.O. Box 97030
                                    Redmond, Washington 98073
                                    Telecopy:  (425) 556-8677

                                    and

                                    S. Ward Bushnell
                                    c/o Genie Industries, Inc.
                                    18340 N.E. 76th Street
                                    P.O. Box 97030
                                    Redmond, Washington 98073
                                    Telecopy:  (425) 556-8677

                                    and

                                    F. Roger Brown
                                    c/o Genie Industries, Inc.

                                    18340 N.E. 76th Street
                                    P.O. Box 97030
                                    Redmond, Washington 98073
                                    Telecopy:  (425) 556-8677

         with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York  10036
                                    Telecopy:  (917) 777-2204
                                    Attention:  Eric J. Friedman, Esq.

(b)      if to the Company, to:

                                    Genie Holdings Inc.
                                    18340 N.E. 76th Street
                                    P.O. Box 97030
                                    Redmond, Washington 98073
                                    Telecopy:  (425) 556-8677
                                    Attention:  Craig Dodel, Esq.

         with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York  10036
                                    Telecopy:  (917) 777-2204
                                    Attention:  Eric J. Friedman, Esq.

(c)      if to Buyer or Acquisition Subsidiary, to:

                                    Terex Corporation
                                    500 Post Road East
                                    Westport, Connecticut 06880
                                    Telecopy: (203) 227-1647
                                    Attention: Eric I Cohen, Esq.

         with a copy to:

                                    Bryan Cave LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Telecopy: (212) 541-4630
                                    Attention: Stuart A. Gordon, Esq.

     12.3 The Sellers' Representative. Each Seller shall execute and deliver an agreement substantially in the form attached hereto as Exhibit B irrevocably appointing the Person set forth in Section 12.3 of the Sellers' Disclosure Schedule (the "Sellers' Representative") as his agent and true and lawful attorney-in-fact to act in the name of and for and on behalf of such Seller in connection with all matters arising out of, resulting from, contemplated by or related or incident to this Agreement from and after the Closing, Buyer shall have the absolute right and authority to rely upon the acts taken or omitted to be taken by the Sellers' Representative on behalf of the Sellers and Buyer shall have no duty to inquire as to the acts and omissions of the Sellers' Representative. The Sellers' Representative shall not be liable to any of the Sellers or their Affiliates for any decisions made or action taken by the Sellers' Representative in good faith absent gross negligence by the Sellers' Representative.

     12.4 No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

     12.5 Fees and Expenses . All costs and expenses incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, provided, however, the Company shall pay the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, PriceWaterhouseCoopers and Deutsche Bank Securities Inc., in each case only to the extent such fees and expenses are incurred in connection with the transactions contemplated hereby.

     12.6 Successors and Assigns. The parties hereto may not assign any of their rights and obligations hereunder without the prior written consent of the other parties to this Agreement. This Agreement shall be binding upon the Company, the Sellers and Buyer and their respective successors and assigns.

     12.7 Governing Law. This Agreement shall be governed, enforced and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws principles or rules thereof which might result in the application of the laws of any other jurisdiction, except to the extent the WBCA shall be mandatorily applicable to the Merger. Each of the parties hereto expressly and irrevocably (a) consents to submit itself to the exclusive jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request or leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court, and (d) waives any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

     12.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.9 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by fax, each of which when so executed and delivered shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12.10 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Section" shall refer to corresponding provisions of this Agreement or the Disclosure Schedule, as the case may be, whenever the words "include,"
"includes" or including" are used in this Agreement, they are deemed to be followed by the words "without limitation." The phrase "to the knowledge of the Sellers" or "to the knowledge of Buyer," or any similar phrase shall mean such facts and other information that as of the date hereof are actually known to any executive officer or director of the Company or Buyer, as the case may be, after reasonable investigation into the matter in question. In the event an ambiguity or question of either intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The parties agree that all amounts payable hereunder shall be payable in United States dollars.

     12.11 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     12.12 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     12.13 Entire Agreement. This Agreement (including the Disclosure Schedules), the Registration Rights Agreement, the Escrow Agreement and the Go Credit Stock Purchase Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among or between the parties, both written or oral, relating to the subject matter hereof.

     12.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

     12.15 No Third-Party Beneficiaries. Unless otherwise stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any Person other than the parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              TEREX CORPORATION



                                              By:
                                                  ----------------------------
                                                       Name
                                                       Title:



                                              MAGIC ACQUISITION CORP.



                                              By:
                                                  ----------------------------
                                                       Name
                                                       Title:


                                              GENIE HOLDINGS, INC.



                                              By:
                                                  ----------------------------
                                                       Name
                                                       Title:



                                              ROBERT WILKERSON



                                                  -----------------------------



                                              S. WARD BUSHNELL



                                                  -----------------------------

                                              F. ROGER BROWN



                                                  -----------------------------




                                              WILKERSON LIMITED PARTNERSHIP



                                                 -----------------------------

                                      Name:
                                     Title:



                                              BUSHNELL LIMITED PARTNERSHIP


                                                 -----------------------------


                                      Name:
                                     Title:



                                               R. BROWN LIMITED PARTNERSHIP



                                                -----------------------------

                                      Name:
                                     Title: